An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated __________________________

BUYING.COM LLC

495,833,333 SECURITY TOKENS

($49,999,999.96 Aggregate Offering Proceeds)

This is the initial public offering of securities of Buying.com LLC, a Wyoming limited liability company (“Buying.com” or the “Company”). We are offering 495,833,333 of the Company’s proprietary BUY ERC-20 Security Tokens (“Security Tokens,” “Tokens” or “BUY Tokens”) to be sold in the following four (4) tranches: (1) 100,000,000 Tokens at an offering price of $0.07 per Token; (2) 100,000,000 Tokens at an offering price of $0.09 per Token; (3) 150,000,000 Tokens at an offering price of $0.11 per Token; and (4) 145,833,333 Tokens at an offering price of $0.12 per Token (collectively, the “Offered Tokens”). We expect to offer Offered Tokens in this offering until it raises the maximum amount being offered. There is no minimum purchase requirement per investor.

These securities are speculative securities. Investment in the Company’s Tokens involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section contained in this Offering Circular.

Prior to this offering, there has been no public market for the Company’s securities. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Offered Tokens has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Tokens will become tradable on the qualification date of this Offering Circular.

We are offering our Tokens without the use of an exclusive placement agent, however, we may engage various securities brokers to place securities in this offering with investors for commissions of up to 10% of the gross proceeds.

See “Risk Factors” to read about factors you should consider before buying Tokens.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

Sale of these Tokens will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Tokens are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Tokens will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Tokens offered are sold; or (ii) unless sooner terminated by the Company. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Offered Tokens. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

1

Investing in our Tokens involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Tokens.

	Per Token	Total Maximum (2)
First Tranche Public Offering Price (1)	$0.07	$7,000,000
Second Tranche Public Offering Price (1)	$0.09	$9,000,000
Third Tranche Public Offering Price (1)	$0.11	$16,500,000
Fourth Tranche Public Offering Price (1)	$0.12	$17,499,999.96
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4))		$49,999,999.96

___________________

(1)

We are offering Tokens on a continuous basis in a series of four (4) tranches, as follows: (1) 100,000,000 Tokens at an offering price of $0.07 per Token; (2) 100,000,000 Tokens at an offering price of $0.09 per Token; (3) 150,000,000 Tokens at an offering price of $0.11 per Token; and (4) 145,833,333 Tokens at an offering price of $0.12 per Token (collectively, the “Offered Tokens”). See “Distribution – Continuous Offering.

(2)

This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total Offering expenses, including underwriting discount and commissions, will be approximately $0 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of the Tokens as consideration for the Offered Tokens to be issued under the Offering. The sales price per Token bears no relationship to our book value or any other measure of our current value or worth.

Concurrent with the completion of this Offering, the Company is offering Tokens in a separate private placement for total proceeds to the Company of $50,500,000 (the “Reg D Private Placement”) in reliance on the exemption from registration under Rule 506(c) of Regulation D of the Securities Act of 1933 (the “Securities Act”). To date, the Company has not sold any Tokens under the Reg D Private Placement. None of the officers, directors or principal members of the Company or any related parties shall participate in the concurrent Reg D Private Placement. There are no agreements with underwriters, placement agents or broker-dealers in place in connection with the concurrent Reg D Private Placement. The closing of this Offering is not conditioned upon the closing of such concurrent Reg D Private Placement.

Concurrent with the completion of this Offering, the Company is offering Tokens in a separate private placement for total proceeds to the Company of $50,500,000 (the “Reg S Private Placement”) in reliance on the exemption from registration under Regulation S of the Securities Act of 1933 (the “Securities Act”). To date, the Company has not sold any Tokens under the Reg S Private Placement. None of the officers, directors or principal members of the Company or any related parties shall participate in the concurrent Reg S Private Placement. There are no agreements with underwriters, placement agents or broker-dealers in place in connection with the concurrent Reg S Private Placement. The closing of this Offering is not conditioned upon the closing of such concurrent Reg S Private Placement.

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

_____________________________________

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

2

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

_____________________________________

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 _____________________________________

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

_____________________________________

The date of this Offering Circular is _________________________.

3

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Tokens only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Tokens. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place securities in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in all 50 states of the United States of America. However, in the event that management is unsuccessful in raising the required funds in these states, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the Tokens, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The Company has not currently engaged any party for the public relations or promotion of this offering.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Buying.com,” “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Buying.com LLC.

4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

5

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Tokens. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

History

Buying.com LLC (“Buying.com,” “we” or the “Company”), was organized in Wyoming on June 5, 2018 as Dropshippers.com LLC. On July 11, 2018, the Company amended its Articles of Organization to change its name to Buying.com LLC.

The Company’s offices are located at 205 West Main Street, Newcastle WY 82701. The Company’s main phone number is 973-868-1948. The Company’s fiscal year end is December 31. We maintain a website at http://www.buying.com/. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Business Summary

Buying.com LLC (“Buying.com” or the “Company”), operating through its e-commerce platform located at Buying.com, is an e-commerce technology company that provides a premier, all-in-one solution that helps entrepreneurs grow their companies by selling merchandise online. Buying.com provides a next generation decentralized e-commerce network that harnesses the power of distributed ledger technology along with innovations in bulk pricing, real-time logistics, e-commerce and cryptocurrency. Buying.com was launched with the intention of disrupting the e-commerce industry by streamlining order fulfillment. We believe that Buying.com’s services and technology would operate to eliminate a seller’s need to store inventory, manage warehouses, deal with manufacturers, or invest in back-end functions. Through Buying.com’s services and technology, online retailers can promote an extensive product catalog, including many of the world’s top brands. Buying.com also launches many of our sellers’ ecommerce sites and our extensive catalog is cross-sold through these partner platforms. We believe that Buying.com’s one-stop solution unleashes online retailers’ potential by having them focus on getting customers.

Buying.com believes that it is poised to be a major player in the e-commerce space by bringing about efficiencies in the ecosystem benefiting both the supply and demand sides of the equation. By utilizing state of the art distributed ledger technology (blockchain), Buying.com believes it will provide a new asymmetric advantage that will enable it to bring about market efficiencies which were not available in earlier generation e-commerce platforms. Buying.com seeks to do this through the following groundbreaking innovations:

•	Micro-distribution: Buying.com intends to offer decentralization of e-commerce by turning every garage into a distribution center. In addition to distribution centers run by Buying.com, anyone can become a node on the Buying.com network by staking tokens (buy-in) and leveraging existing storage in their garage to become a micro-distribution center. We believe that this solves the last mile logistics issue that has plagued e-commerce for the longest time.

•	Bulk Pricing: Buying.com seeks to enable online stores & consumers to receive direct from manufacturer pricing through bulk order quotes unlocked by achieving the Minimum Order Quantity (MOQ).

•	Real Time Logistics: Buying.com intends to leverage blockchain solutions to deliver real-time logistics data, provide trans-parent smart contract enforced audit trails, integrate PROXEUS, & protect users with data encryption such as the SHA-protocol that will keep information secured. Manufacturers, businesses and consumers will have seamless access to real time shipping data to optimize dropshipping costs provided by a permissionless, public blockchain.

•	Cryptocurrency: Buying.com has its own cryptocurrency (BUY Tokens) which will be used for transactions on the Company’s system.

•	Transparent and Auditable: The Company will combine the best of blockchains to offer customers a digital ledger that we believe offers fraud-proof solutions and is intended to auto-verify transactions which we believe will leave behind a transparent, immutable audit trail.

6

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and has only recently begun to operations and has in the past experienced losses. The Company needs to continue to build upon its recent success in increasing its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must develop and market its technologies in order to execute the business plan of the Company on a broad scale.

One of the biggest challenges facing the Company will be in securing adequate capital to maintain our operations and implement effective sales, marketing and distribution strategies to reach our intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. To date, the Company has relied upon a small number of customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company is unable to locate such financing and/or encounters difficulty with its current customer relationships, it will face headwinds in its attempts to develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, which will make it much more difficult for the Company to develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Currently, there is no trading market for the securities of the Company, including the Security Tokens offered herein. The Company intends to enable trading of its Security Tokens on its proprietary blockchain open source software infrastructure system as well as on other suitable cryptocurrency exchanges as soon as possible. Generally, cryptographic securities tokens are traded over a blockchain and held in virtual wallets. Each trade will be validated by miners and written to our blockchain and transaction costs are paid by both sides of the transaction with Security Tokens. There can be no assurance that the Company will be able to establish or otherwise access a suitable trading market for its Security Tokens. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES.”

7

THE OFFERING

Issuer:	Buying.com LLC

Securities offered:

A maximum of 495,833,333 of the Company’s proprietary BUY ERC-20 Tokens Tokens (“Security Tokens,” “Tokens” or “BUY Tokens”) to be sold in the following four (4) tranches: (1) 100,000,000 Tokens at an offering price of $0.07 per Token; (2) 100,000,000 Tokens at an offering price of $0.09 per Token; (3) 150,000,000 Tokens at an offering price of $0.11 per Token; and (4) 145,833,333 Tokens at an offering price of $0.12 per Token (collectively, the “Offered Tokens”).

Number of Security Tokens outstanding before the Offering:	0 Security Tokens

Number of Security Tokens to be outstanding after the Offering:	495,833,333 Security Tokens, if the maximum amount of Offered Tokens are sold.

Price per Token:

The Security Tokens will be sold in the following four (4) tranches: (1) 50,000,000 Tokens at an offering price of $0.08 per Token; (2) 50,000,000 Tokens at an offering price of $0.12 per Token; (3) 200,000,000 Tokens at an offering price of $0.20 per Token; and (4) 200,000,000 Tokens at an offering price of $0.25 per Token.

Maximum offering amount:	495,833,333 Security Tokens for aggregate proceeds of $49,999,999.96.

Trading Market:

Currently, there is no trading market for the Security Tokens offered by the Company. The Company intends to enable trading of its Security Tokens on its proprietary blockchain open source software infrastructure system as well as on other suitable cryptocurrency exchanges as soon as possible. Generally, cryptographic securities tokens are traded over a blockchain and held in virtual wallets. Each trade will be validated by miners and written to our blockchain and transaction costs are paid by both sides of the transaction with Security Tokens. There can be no assurance that the Company will be able to establish or otherwise access a suitable trading market for its Security Tokens. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES.”

Use of proceeds:

If we sell all of the Tokens being offered, our net proceeds (after our estimated offering expenses) will be $49,999,999.96. We will use these net proceeds for Marketing, Research Development, Strategic Acquisitions and Logistics, Administrative and Operational Costs, Legal Costs, Working Capital and other general corporate purposes.

Risk factors:	Investing in our Security Tokens involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Long sales lead time.

Our need for more capital.

Risks of government programs and regulations in our business.

Risk of new technology.

Immediate and substantial dilution.

Limited market for our Tokens.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

8

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our securities. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

General Risks Associated with Ownership of BUY Tokens

The Company may not successfully develop, market and launch its intended Ecosystem.

The technological platform in which BUY Tokens are intended for use (“Ecosystem”) has not yet been developed by the Company and is in development. The ecosystem will require significant capital funding, expertise of the Company’s management, time and effort in order to develop and successfully launch. The Company may have to make changes to the specifications of its proposed ecosystem or BUY Tokens for any number of legitimate reasons, or the Company may be unable to develop the ecosystem in a way that realizes those specifications or any form of a functioning network. It is possible that BUY Tokens and the ecosystem of the Company may not ever be functional as the Company intends, and there may never be an operational BUY Token. While the Company reserves the right to distribute dividends or an equivalent to purchasers of BUY Tokens, there can be no assurances any such distributions can or will ever take place, even if the Company’s plans are successful or provide the capital to do so. The Ecosystem or BUY Tokens, if successfully developed and maintained, may also not meet expectations of financially interested parties at the time of purchase or acquisition. Furthermore, despite good faith efforts to develop and launch the Company’s Ecosystem and subsequently to develop and maintain it, it is still possible that the Ecosystem will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Company, thus limiting or precluding the use of BUY Tokens for their intended purpose and impairing their value or rendering them completely worthless.

In its sole discretion, the Company intends to deploy the proceeds of this Offering to make significant investments to develop and launch a viable Ecosystem, acquire assets and subsequently to build a network upon which users can realize utility and value. The Company may not have or may not be able to obtain the technical skills and expertise needed to successfully develop the Ecosystem. While the Company has sought to retain and continue to competitively recruit experts, there is a general scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the Company and its intended Ecosystem. If the Company is not successful in its efforts to demonstrate to users the utility and value of its Ecosystem, there may not be sufficient demand for the BUY Tokens. As a result, those who own BUY Tokens may find their value substantially or completely eroded or impaired, thus limiting or precluding their value and utility.

Investments in startups such as the Company involve a high degree of risk. Purchases of tokens such as BUY Tokens may involve an even higher degree of risk.

Financial and operating risks confronting startups are significant. The Company is not immune to these. The e-commerce market in which the Company competes is highly competitive, and there are others who are seeking to develop token-driven e-commerce solutions using blockchain technology. The percentage of start-up companies that survive and prosper is small and is likely smaller for those start-up companies involved in the development and implementation of blockchain technology. Startups often experience unexpected problems in the areas of product development, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets, banks or otherwise. In addition, ecommerce markets are generally highly regulated and taxed by governmental bodies, and further regulation may render the Company’s business objective impossible to achieve or obsolete.

The Company may be forced to cease operations or take actions that result in a dissolution event.

It is possible that, due to any number of reasons, including, but not limited to, an unfavorable fluctuation in the value of cryptographic and fiat currencies, the inability of the Company to establish a viable Ecosystem, untimely entry to market, the utility of BUY Tokens, the failure of commercial relationships, or intellectual property ownership challenges, the Company may no longer be viable to operate. Thus, the Company may dissolve or take actions that result in a dissolution event, which may render BUY Tokens worthless.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

9

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our securities could be negatively affected.

Any trading market for our securities will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our securities could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our securities could be negatively affected.

Future issuances of our Security Tokens or securities convertible into our Security Tokens, or the expiration of lock-up agreements that restrict the issuance of new Security Tokens, if any, or the trading of outstanding Security Tokens, could cause the market price of our Security Tokens to decline and would result in the dilution of your investment.

Future issuances of our Security Tokens or securities convertible into our Security Tokens, and/or conversion of Notes convertible into Security Tokens, or the expiration of lock-up agreements that restrict the sale of Security Tokens by selling token holders, or the trading of outstanding Security Tokens, could cause the market price of our Security Tokens to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Security Tokens or other future issuances of our Security Tokens or securities convertible into our Security Tokens, or the future expirations of lock-up agreements, on the price of our Security Tokens. In all events, future issuances of our Security Tokens would result in the dilution of your investment. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Security Tokens.

The tax treatment of BUY Tokens and their distribution is uncertain and there may be adverse tax consequences for purchasers and others upon certain future events.

The tax characterization of BUY Tokens is uncertain, and each Purchaser must seek its own tax advice in connection with any acquisition, disposition and continued ownership of BUY Tokens. Any acquisition of BUY Tokens may result in adverse tax consequences to a Purchaser, including withholding taxes, income taxes and tax reporting requirements. Each Purchaser should consult with and must rely upon the advice of its own professional tax advisors with respect to the United States and non-U.S. tax treatment of an acquisition of BUY Tokens.

Defects or disruptions in the Company’s services could diminish demand for its services and subject it to substantial liability.

Because e-commerce services are complex, The Company may have technical errors or defects that could result in unanticipated downtime and harm to the Company’s reputation and its business. In addition, the Company’s services may be used in unanticipated ways that may cause a disruption in services for others. Any errors, defects, disruptions in service or other performance problems could hurt the Company’s reputation and may cause damage to its end-users and its business. As a result, people could elect to not utilize the Ecosystem that the Company intends to develop, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Any interruptions or delays in services from third-parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from the Company’s inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair and harm its business and end-users.

The Company may rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by, third parties to facilitate the Company’s Ecosystem, including database software, hardware and data from a variety of vendors. Any damage to, or failure of these systems generally, including the systems of third-party platform providers, could result in interruptions in the Company’s services, thus substantially impairing or completely eroding the value and utility of BUY Tokens. Such interruptions may cause end-users to terminate use of the Company’s services. The Company will be harmed if others believe its services are unreliable.

The Company intends to implement a range of disaster recovery and business continuity arrangements. Certain of these arrangements may be served through alternate facilities or arrangements. The Company does not control the operation of any of these facilities, and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, as well as local administrative actions, changes to legal or permitting requirements and litigation to stop, limit or delay operation. Despite precautions taken at these facilities, such as disaster recovery and business continuity arrangements, the occurrence of a natural disaster or an act of terrorism, a decision to close these facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the Company’s services, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

10

Hardware, software, data and cloud computing platforms may not continue to be available at reasonable prices, on commercially reasonable terms or at all. Any loss of the right to use any of these hardware, software or cloud computing platforms could significantly increase the Company’s expenses and otherwise result in delays in the provisioning of its services until equivalent technology is either developed or, if available, is identified and obtained through purchase or license and thereafter integrated into the Company’s services.

If the Company were to experience significant strains on its data capacity, customers could experience performance degradation or service outages that may subject the Company to financial liabilities, result in customer losses and harm its business.

Privacy concerns and laws such as the European Union’s General Data Protection Regulation, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of the Company’s services and adversely affect its business.

Regulation related to the provision of services over the Internet is evolving, as federal, state and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and the collection, processing, storage, transfer and use of data. In some cases, new data privacy laws and regulations, such as the European Union’s ("EU") General Data Protection Regulation that took effect in May 2018 and an amended Act on the Protection of Personal Information in Japan, may impose new obligations directly on Buying.com to the extent it is a data controller and a data processor, as well as on many of the Company’s end-users who may utilize sources of product from outside of their home jurisdiction. These new laws may require it to make changes to the Company’s services to enable Buying.com and its intended Ecosystem to meet these new legal requirements and may also increase the Company’s potential liability exposure through higher potential penalties for non-compliance. Further, laws such as the European Union’s proposed e-Privacy Regulation are increasingly aimed at the use of personal information. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for the Company’s services, require it to take on more onerous obligations in the Company’s contracts, restrict the Company’s ability process data or, in some cases, impact the Company’s ability to offer the Company’s services in certain locations or the Company’s customers' ability to deploy the Company’s solutions globally. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to the United States could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield framework. Additionally, certain countries have passed or are considering passing laws requiring local data residency. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of the Company’s Ecosystem, reduce overall demand for the Company’s services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, any of which could harm the Company’s business and thus substantially impair or completely erode the value and utility of BUY Tokens.

In addition to government activity, privacy advocacy and other industry groups have established or may establish new self-regulatory standards that may place additional burdens on the Company’s ability to conduct business. The inability of the Company to maintain these standards could adversely affect its ability to provide e-commerce solutions to certain customers and could harm the Company’s business, and thus substantially impair or completely erode the value and utility of BUY Tokens.

Industry-specific regulation and other requirements and standards are evolving, and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm the Company’s business.

The Company’s targeted adopters and end-users conduct business in a variety of industries. Regulators in certain industries have adopted and may in the future adopt regulations or interpretive positions regarding services such as those to be provided by the Ecosystem. The costs of compliance with, and other burdens imposed by, industry-specific laws, regulations and interpretive positions may limit the Company’s customers’ use and adoption of the Company’s Ecosystem. Compliance with these regulations may also require it to devote greater resources to support certain adopters and end-users that the Company may not have or the ability to acquire, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Further, in some cases, industry-specific laws, regulations or interpretive positions may also apply directly to the Company if it is deemed a service provider. The interpretation of many of these statutes, regulations, and rulings is evolving in the courts and administrative agencies and an inability to comply may have an adverse impact on the Company’s business and results. Any failure or perceived failure to comply with such requirements could have an adverse impact on the Company’s business, and thus substantially impair or completely erode the value and utility of BUY Tokens.

If the Company is unable to scale its operations and increase productivity, the Company may not be able to successfully implement its business plan.

The Company’s success will depend in part upon the ability of the Company’s senior management to manage its projected growth of the Ecosystem effectively. To do so, the Company must continue to increase the productivity of its existing employees and to hire, train and manage new employees as needed. To manage the expected domestic and international growth of the Company’s operations and personnel, it will need to continue to improve operational, financial and management controls, its reporting systems and procedures and utilization of real estate. If the Company fails to successfully scale its operations and increase productivity, the Company may be unable to execute its business plan, which may substantially impair or completely erode the value and utility of BUY Tokens.

11

The Company’s ability to deliver its services is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), now under the stewardship of ICANN.

The Internet has experienced a variety of outages and other delays because of damages to portions of its infrastructure, denial-of-service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under the Company’s control and could reduce the availability of the Internet to the Company and its customers for delivery of Internet-based services. Any resulting interruptions in the Company’s services or the ability of its customers to access services could result in a loss of potential or existing customers and harm the Company’s business, and thus substantially impair or completely erode the value and utility of BUY Tokens.

In addition, certain countries have implemented (or may implement) legislative and technological actions that either do or can effectively regulate access to the Internet, including the ability of Internet Service Providers to limit access to specific websites or content. These actions could potentially limit or interrupt access to the Company’s services from certain countries or Internet Service Providers, impede the Company’s growth, result in the loss of potential or existing customers and harm its business, and thus substantially impair or completely erode the value and utility of BUY Tokens.

The Company’s operating results are likely to fluctuate.

Important factors that may cause the Company’s revenues, operating results and cash flows to fluctuate include:

•	the Company’s ability to retain and increase users of the Ecosystem and satisfy their requirements;

•	the Company’s ability to retain and increase users of the Ecosystem and satisfy their requirements;

•	the Company’s ability to realize benefits from strategic partnerships, acquisitions or investments;

•	general economic conditions, which may adversely affect usage rates;

•	variations in the revenue mix of the Company’s services and respective growth rates;

•	general economic conditions, which may adversely affect usage rates;

•	changes in terms of contracts, whether initiated by the Company or because of competition;

•	changes in payment methods, terms and the timing of such payments, including the use or obsolescence of digital currency media;

•	changes in foreign currency or cryptocurrency exchange rates;

•	the amount and timing of operating costs and capital expenditures related to the operations and expansion of the Company’s business;

•	expenses related to significant, unusual or discrete events;

•	extraordinary expenses such as litigation or other dispute-related settlement payments;

•	income tax effects, including the impact of changes in U.S. federal and state and international tax laws applicable to the Company’s business and use of blockchain-related media for payment;

•	technical difficulties or interruptions in the Company’s services;

•	Market conditions, particularly sudden changes, in the financial and digital currency markets, which may impact the value of and liquidity of BUY Tokens;

•	evolving regulations of computing and cross-border data transfer restrictions and similar regulations; and

•	regulatory compliance costs.

Many of these factors are outside of the Company’s control, and the occurrence of one or more of them might cause the value and utility of BUY Tokens to be substantially impaired or completely eroded.

12

The Company may in the future be sued by third parties for various claims including alleged infringement of proprietary rights.

The Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. While the Company has not been the subject of such actions, it may in the future be sued by third parties for alleged infringement of their claimed proprietary rights. The Company’s technologies may be subject to injunction if they are found to infringe the rights of a third-party or it may be required to pay damages, or both.

The outcome of any claims or litigation, regardless of the merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, whether through settlement or licensing discussions, or litigation, could be time-consuming and expensive to resolve, divert management attention from executing the Company’s business plan, result in efforts to enjoin the Company’s activities, lead to attempts on the part of other parties to pursue similar claims and, in the case of intellectual property claims, require the Company to change its technology, change the Company’s business practices, pay monetary damages or enter into short- or long-term royalty or licensing agreements.

Any adverse determination related to intellectual property claims or other litigation could prevent the Company that from offering its services to others could adversely affect the Company, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Any failure to protect the Company’s intellectual property rights could impair its ability to protect our proprietary technology and brand, cause significant expenses and harm the Company’s business.

If the Company fails to protect its intellectual property rights adequately, competitors may gain access to the Company’s technology, affecting its brand and thus causing the Company to incur significant expenses and harming its business. Any of the Company’s intellectual property rights may be challenged by others or invalidated through administrative process or litigation. The Company may be unable to obtain patent protection for the technology covered in the Company’s patent applications or the patent protection may not be obtained quickly enough to meet the Company’s business needs. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain, and the Company also may face proposals to change the scope of protection for some intellectual property rights in the U.S. Accordingly, despite the Company’s efforts, it may be unable to prevent third parties from using its intellectual property.

The Company may also be required to spend significant resources and expense to monitor and protect its intellectual property rights. The Company may initiate claims or litigation against third parties for infringement of its proprietary rights or to establish the validity of its proprietary rights. If the Company fails to protect its intellectual property rights, it could impact the Company’s ability to protect its technology and brand. Furthermore, any litigation, notwithstanding whether it is resolved in the Company’s favor, could result in significant expense, cause diversions of time and resources and harm the Company’s business, and thus substantially impair or completely erode the value and utility of BUY Tokens.

The Company may lose key members of the Company’s management team or development and operations personnel and may be unable to attract and retain employees needed to support the growth of the Ecosystem.

The Company’s success depends substantially upon the continued services of its executive officers and other key members of management. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. The Company is also substantially dependent on the continued service of its existing development and operations personnel because of the complexity of the Company’s business plan and its related services and technologies. The loss of one or more of the Company’s key employees or groups could seriously harm its business and thus substantially impair or completely erode the value and utility of BUY Tokens.

In the e-commerce industry, there is also substantial and continuous competition for personnel. The Company may not be successful in attracting and retaining qualified personnel. The Company may expect to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications from within the e-commerce industry with technical experience. These difficulties may be amplified by evolving restrictions on immigration, travel or availability of visas for skilled technology workers. If the Company fails to attract new personnel or fail to retain and motivate the Company’s current personnel, its business model and future growth prospects could be severely harmed, and thus substantially impair or completely erode the value and utility of BUY Tokens.

Our sole member holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority members to effect certain corporate actions.

Our sole member controls 100% of the voting securities of the Company prior to the Offering and will control 100% of our outstanding voting securities after the Offering, even if all the securities offered in this Offering are sold. As a result of this ownership, she possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Managers and authorize or prevent proposed significant corporate transactions. Her ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

13

Any failure in the Company’s delivery of high-quality technical support services may adversely affect its relationships with customers and financial results.

Any failure to maintain high-quality technical support, or a market perception that the Company does not maintain high-quality support, could adversely affect the Company’s reputation and its business, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Natural disasters and other events beyond the Company’s control could materially adversely affect it.

To the extent not previously discussed herein, natural disasters or other catastrophic events may cause damage or disruption to the Company’s operations at its headquarters or branches onsite. The Company’s operations are subject to interruption by natural disasters such as hurricanes, power shortages, pandemics and other events beyond the Company’s control. Although the Company maintains crisis management and disaster response plans, such events could make it difficult or impossible for it to deliver the Company’s services, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Risks Associated with the BUY Tokens and the Company’s Proposed Ecosystem

The Company’s Ecosystem may not be widely adopted and may have limited users.

It is possible that the Company’s Ecosystem will not be used by a large number of individuals, companies and other entities, or that there will be limited public interest in the creation and development of its financial ecosystems. Such a lack of use or interest could negatively impact the development of the Company’s Ecosystem and therefore substantially impair or completely erode the potential utility and value and utility of BUY Tokens.

Alternative networks may be established that compete with or are more widely used than the Company’s Ecosystem.

It is possible that alternative networks could be established that utilize the same or similar open source code and protocol underlying the Company’s Ecosystem and attempt to facilitate services that are materially similar to the Company’s Ecosystem. The Company’s Ecosystem may be unable to compete with these alternative networks, which could substantially impair or completely erode the potential utility and value and utility of BUY Tokens and the Company’s Ecosystem.

Cyber-risks and the lack of an efficient insurance market for such risks may substantially impair or completely erode the utility and value of BUY Tokens.

The Company’s Ecosystem may be the target of malicious cyber-attacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of BUY Tokens. If the Company’s Ecosystem’s security is compromised or if the Company’s Ecosystem is subjected to attacks that frustrate or thwart the Company’s users’ ability to access the Company’s Ecosystem, BUY Tokens, their Ecosystem products and services, those users may cut back on or stop using the Ecosystem altogether, which could seriously curtail the utilization of BUY Tokens and irreparably erode the value and utility of BUY Tokens.

The Company’s structural foundation, software applications and other interfaces or applications are still in an early development stage and are unproven, and there can be no assurances that the Company’s operations and thus the creating, transfer or storage of BUY Tokens will be uninterrupted or fully secure, which may result in a complete loss of users’ BUY Tokens or an unwillingness of users to access, adopt and utilize the Company’s Ecosystem. Further, the Company’s Ecosystem may also be the target of malicious attacks seeking to identify and exploit weaknesses in its software, which may result in the loss or theft of BUY Tokens whether held by the Company or others. For example, if the Company is subject to unknown and known security attacks (such as double-spend attacks, 51% attacks, or other malicious attacks), this may materially and adversely affect the Company’s Ecosystem, and thus substantially impair or completely erode the potential utility and value and utility of BUY Tokens.

Further, the insurance market for cyber-risks is nascent, shallow, expensive and undeveloped to a degree that risk coverage for these events may be impracticable for the Company to obtain. Even should such an insurance market develop, there can be no assurance that the Company will obtain insurance for cyber-risks. As such, those who seek to acquire BUY Tokens may not rely on any representations that the Company or any of its officers, directors or advisors have or in the future may have insurance to cover cyber-risks or business interruptions related to such risks.

Risks Related to Blockchain Technologies and Digital Assets

The regulatory regime governing the blockchain technologies, cryptocurrencies, tokens and token offerings is uncertain, and new regulations or policies may materially adversely affect the development of the Company and BUY Tokens.

Regulation of tokens and token offerings such as this, cryptocurrencies, blockchain technologies, and cryptocurrency exchanges currently is undeveloped and likely to rapidly evolve, varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future, adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Company and the adoption and utility of BUY Tokens. Failure by the Company or certain users of its Ecosystem to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines, all of which may affect the operations of the Company and thus the utility of BUY Tokens.

14

As blockchain networks and blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation.

The Company is incorporated in, and intends to transact business in Wyoming, which has comparatively progressive laws regarding blockchain and cryptocurrency currently at odds with laws of other states, including laws concerning money transmitter registration and licensing. Other states within the United States, however, do not have legislation similar to Wyoming, and it is unknown if other states will honor or recognize cryptocurrency and blockchain transactions from sources within Wyoming or other states that may enact similar legislation. For example, state regulators like the New York Department of Financial Services have created comparatively burdensome licensing frameworks for cryptocurrency and related blockchain technologies. Others, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, like New Hampshire, North Carolina, and Washington, have amended their state's statutes to include virtual currencies into existing licensing regimes. Other states have rendered little or no guidance on these matters. As such, there can be no assurances that Wyoming’s legislation or that of any other state will continue in effect for as long as the Company exists, or that other states will adopt or implement favorable regulation or legislation that would facilitate the utilization of BUY Tokens by others.

Treatment of virtual currencies continues to evolve under federal law as well. The Department of the Treasury, the United States Securities Exchange Commission (SEC), and the Commodity Futures Trading Commission (CFTC), for example, have published guidance on the treatment of virtual currencies and similar instruments such as tokens. The Internal Revenue Service released guidance treating virtual currency as property that is not currency for federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws. The Company may not be able to implement the Ecosystem in certain areas, if at all, due to changes in such laws and regulations, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Further, the regulation of non-currency use of blockchain assets is also uncertain. The CFTC has publicly taken the position that certain blockchain assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some blockchain assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a blockchain network or asset, the Company may be materially and adversely affected, and thus substantially impairing or completely eroding the potential utility and value and utility of BUY Tokens.

Blockchain networks also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Ecosystem of the Company. Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the Company’s business. The effect of any future regulatory changes is impossible to predict, but such changes could be substantial and materially adverse to the development and growth of the Company and the adoption and utility of BUY Tokens.

New or changing laws and regulations or interpretations of other laws and regulations, in the United States and other jurisdictions, may also materially and adversely impact the value of the currency in which BUY Tokens may be exchanged, the liquidity of BUY Tokens, and the structure, rights and transferability of BUY Tokens.

The Company may be subject to registration under the Securities Exchange Act of 1934 if the Company has assets above $10 million and if more than 2,000 subscribers participate in the Offering.

Companies with total assets above $10 million and more than 2,000 holders of record of its equity securities, or 500 holders of record of its equity securities who are not accredited parties, must register that class of equity securities with the SEC under the Exchange Act. With the capital raised from the Offering, the Company may surpass $10 million in assets. Furthermore, the BUY Tokens are likely considered a security under U.S. securities law and because there is the possibility that this Offering may surpass 2,000 Parties, the Company may have more than 2,000 holders of record following the Offering. It is thus possible that the BUY Token is not an equity security even if it is deemed a security. If these two conditions are met then the Company will have to register this Offering with the SEC, which will be a laborious and expensive process.

The Company may only have limited control over its affairs.

The Company will rely on technologies that depend on a network of computers to run certain software programs. Because of this decentralized model, the Company has limited control over transactions which may ultimately use BUY Tokens. Further, the use and implementation of technology underlying the BUY Tokens themselves is relatively new and evolving, and thus cannot provide the degrees of certainty and control associated with other financial instruments.

In addition, purchasers of BUY Tokens are not and will not be entitled to vote or be deemed the holder of capital stock of the Company for any purpose, nor will anything be construed to confer on purchasers of Tokens any rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, directly or derivatively, or to give or withhold consent to any corporate action or to receive notice of meetings, or to be entitled to or receive any anti-dilution rights, subscription rights or similar rights.

15

There are substantial actual and inherent conflicts of interest when certain individuals involved in the development of the Company and BUY Tokens may encounter potential conflicts of interest, such that said party may avoid a loss, or even realize a gain, when Purchasers and others may find the value of BUY Tokens impaired or diminished.

There may be occasions when certain individuals involved in the development of the Company may encounter potential conflicts of interest in connection with this Offering, such that said party may avoid a loss, or even realize a gain, when purchasers of BUY Tokens and others may find the value of BUY Tokens impaired or diminished. Officers, directors and advisors of the Company may choose to be involved or continue to be involved in other ventures and professions, thus diverting time that could spent developing the Company and its Ecosystem. Parties involved in the development of the Company who own BUY Tokens may also have conflicting investment, tax, and other interests. Decisions made by the key employees of the Company on such matters may thus not be beneficial to purchasers of BUY Tokens and others with interests in BUY Tokens.

Purchasers and others will lack information for monitoring the value of BUY Tokens.

The Company is privately held and may engage in transactions with its affiliates and other related parties. Purchasers of BUY Tokens and others may not be able to obtain all information regarding the Company on a timely basis or at all and will have no statutory rights under governing corporate laws to make demand upon the Company for such information as if they were shareholders (which they are not). It is thus possible that purchasers of BUY Tokens and others may not be aware on a timely basis of material adverse changes that have occurred with respect to the financial condition of the Company or the utility of BUY Tokens. Because of these difficulties, as well as other uncertainties, purchasers of BUY Tokens and others may not have sufficient information regarding the Company, if at all.

The Company has no operating history.

BUY Tokens are newly formed tokens and the Company has no operating history. While officers, directors and advisors of the Company may have business experience or expertise in ecommerce, they have not previously operated a scaled business similar to that of the intended purpose of the Company. The Company’s lack of operating experience in the distribution and ecommerce industries may make it difficult to forecast and evaluate future prospects. If the Company is unable to execute its business strategy as a result of any inability to effectively manage its business for any reason, the Company’s prospects, financial condition and operating results may be harmed.

Thus, ownership of BUY Tokens should be evaluated on the basis that the Company or any third party’s assessment of the prospects of the Company and BUY Tokens may not prove accurate, and that the Company may not obtain some or all its stated objectives. Past performance of the Company, education and business experience of principals or others affiliated with the Company, or any similar token or the BUY Token itself, among other things, are not and cannot be under any circumstances whatsoever predictive of future results.

If the Company is unable to satisfy data protection, security, privacy, and other government and industry specific requirements, its growth may be impaired.

To the extent not previously discussed, there are several data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm the Company’s reputation, erode user confidence in the effectiveness of its security measures, negatively impact its ability to attract new users, or cause existing users to stop using BUY Tokens, thus impairing or diminishing their value and utility.

The further development and acceptance of blockchain networks which are a part of a new and rapidly changing industry are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development of the Company and the adoption of BUY Tokens.

The growth of the blockchain industry in general, as well as the blockchain networks with which the Company and BUY Tokens will rely and interact, is subject to a very high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as blockchain networks, include, without limitation:

•	Worldwide growth in the adoption and use of blockchain technologies;

•	Government and quasi-government regulation of blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	The maintenance and development of the open-source software protocol of blockchain networks;

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•	Changes in consumer demographics and public tastes and preferences;

•	Costs of power and electricity which are required to operate computer systems which will be used to process blockchain or cryptocurrency transactions;

•	The availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using fiat currencies or existing networks; or

•	General economic conditions and the regulatory environment relating to cryptocurrencies.

The prices of blockchain assets are extremely volatile. Fluctuations in the prices of digital assets could materially and adversely affect the Company’s business, and thus BUY Tokens may also be subject to significant price volatility.

The prices of blockchain assets such as Bitcoin have historically been subject to dramatic fluctuations and are highly volatile, and thus the value and utility of BUY Tokens may also be highly volatile, if not more volatile. Several factors may influence the perceived and actual value and utility of BUY Tokens, including, but not limited to:

•	Global blockchain asset supply;

•	Global blockchain asset demand, which can be influenced by the growth of retail merchants' and commercial businesses' acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online blockchain asset exchanges and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use;

•	Parties’ expectations with respect to the rate of inflation;

•	Changes in the software, software requirements or hardware requirements for usage of BUY Tokens;

•	Changes in the rights, obligations, incentives, or rewards for the various participants in the Company’s Ecosystem;

•	Interest rates;

•	Currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of blockchain asset exchanges on which BUY Tokens may be traded and liquidity on such exchanges;

•	Interruptions in service from or failures of major blockchain asset exchanges on which BUY Tokens may be traded;

•	Investment and trading activities of large parties, including private and registered funds, that may directly or indirectly invest in the Company, BUY Tokens or other blockchain assets;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that affect the use of blockchain assets such as BUY Tokens;

•	The maintenance and development of the software protocol of the Company’s Ecosystem;

•	Global or regional political, economic or financial events and situations; and/or

•	Expectations within the Company, among users of BUY Tokens or owners of other blockchain assets that the value and utility of BUY Tokens and/or other blockchain assets will soon change.

A decrease in the price of a single blockchain asset may cause volatility in the entire blockchain asset industry and may affect other blockchain assets including BUY Tokens. For example, a security breach that affects investor or user confidence in Bitcoin may affect the industry and may also cause the value and utility of BUY Tokens and other blockchain assets to diminish or completely erode due to, among other things, decreased utility.

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Specific Investment Risks Related to E-commerce

The business of retail and wholesale distribution is affected by economic and business risks that are largely beyond the Company’s control.

The e-commerce and distribution business is highly cyclical, and thus business of the Company will be dependent on a number of factors that may have a negative impact on its operations, many of which are beyond its control. A substantial portion of the Company’s revenue is expected to be derived from the distribution of general merchandise and consumer products goods to parties that will be competing with significantly larger entities with more infrastructure and financial resources. As such, the value and utility of BUY Tokens may be largely dependent on consumer spending and retail sales and thus be more susceptible to trends in unemployment and retail sales than financial instruments that are not exposed to this concentration. Such adverse factors may substantially impair or completely erode the value and utility of BUY Tokens.

The Company believes that some of the most significant factors beyond its control that may negatively impact its operating results are economic changes that generally affect consumer supply and demand, such as:

•	ecessionary economic cycles, such as the period from 2007 to 2009;

•	changes in inventory levels of the Company’s intended distributors, including shrinking product/package sizes, and in the availability of funding for their working capital;

•	shortages of logistical options such as trucking, rail and maritime means of carriage;

•	compliance with an ongoing regulatory environment;

•	excess product for distribution in comparison with shipping demand; and

•	downturns in customers’ business cycles, which may be caused by declines in consumer spending.

The risks associated with these factors may be heightened when the United States economy is weakened. Some of the principal risks during such times are as follows:

•	low overall demand levels, which ultimately affect the distribution of goods;

•	credit issues and cash flow problems; and

•	changing demand patterns resulting from redesigned supply chains.

Further, a prolonged recession or general economic instability could result in material, adverse effects upon business of the Company, and may impair or erode the value and utility of BUY Tokens.

The Company may also be subject to cost increases outside its control that could materially affect the value and utility of BUY Tokens. Such cost increases may include, but are not limited to, fuel and energy rates, tolls, license and registration fees, insurance premiums, regulations, equipment and related maintenance costs and healthcare and other benefits. The Company cannot predict whether, or in what form, any such cost increase or event could occur.

In addition, events outside of the Company’s control, such as strikes or other work stoppages at a port, border or other shipping location, weather, actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state or heightened security requirements could lead to reduced economic demand, reduced availability of credit or temporary closing of shipping locations or United States borders. Such events or enhanced security measures in connection with such events could impair the Company’s ongoing and future operations, and thus substantially impair or completely erode the value and utility of BUY Tokens.

The business of retail and wholesale distribution is highly competitive and fragmented, which subjects the Company to competitive pressures pertaining to pricing, capacity and service.

The Company’s intended operating segments compete with both logistics providers and the distributors of retail and wholesale goods. The business of retail and wholesale distribution, from both logistics and end-user perspectives, is highly competitive and fragmented. Competitors of in the Company’s targeted distribution channels may choose not to utilize those who may implement the Company’s Ecosystem. In addition, some competitors of the Company may have greater access to equipment, a wider range of services, preferential dedicated customer contracts, greater capital resources or other competitive advantages. These and other competitive factors could impair the Company’s ability to maintain or improve profitability, and thus substantially impair or completely erode the value and utility of BUY Tokens.

The Company may not be able to effectively manage and implement its organic growth strategies.

While the Company believes that it may grow profits and cash flows organically through creating its customer base, it may not be able to effectively and successfully implement such strategies and realize such goals. The Company’s goals may be negatively affected by a failure to further penetrate its intended customer base, pursue new customer opportunities, manage the operations and expenses of new or growing service offerings or otherwise achieve growth of the Company’s service offerings. Successful execution of the Company’s business strategies may not result in its achievement of its intended business goals. Adverse events in any of these regards may substantially impair or completely erode the value and utility of BUY Tokens.

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The Company’s business will depend on its strong reputation.

The Company’s team of professionals and brand represent high-quality service, reliability and efficiency, and are important and valuable assets. The Company’s corporate reputation is a significant sales and marketing tool, and substantial resources may be devoted to promoting and protecting such assets. Adverse publicity (whether or not justified) relating to activities by the Company’s associates, contractors or agents, such as accidents, customer service mishaps or noncompliance with laws, could tarnish the Company’s reputation and reduce the value of the Company’s brand. With the increased use of social media outlets such as YouTube, Facebook and Twitter, adverse publicity can be disseminated quickly and broadly, making it increasingly difficult for it to effectively respond. Damage to the Company’s reputation and loss of brand equity could reduce demand for the Company’s services, as well as require additional resources to rebuild its reputation and restore the value of its brand. Such adverse events may substantially impair or completely erode the value and utility of BUY Tokens.

The Company currently has no major customers.

The Company is a start-up entity with no major customers. Economic and capital markets conditions may adversely affect the Company’s prospective customers, the Company’s ability to attract them and their ability to remain solvent. The Company’s customers’ financial difficulties can negatively impact its business and operating results and financial condition. Generally, the Company does not intend to have contractual relationships with customers that guarantee any minimum volumes, and there are no guarantees of any kind that any such relationships, if they indeed are created, will continue or materially generate revenue. Even if such relationships are created those customers may nonetheless engage in competitive shopping in the marketplace for alternative services that may limit or preclude use of the Company’s Ecosystem. Adverse factors in these regards may substantially impair or completely erode the value and utility of BUY Tokens.

The value and utility of BUY Tokens may be materially adversely impacted if the Company’s capital investments do not match customer demand for invested resources or if there is a decline in the availability of funding sources for these investments.

The Company’s operations will require significant investments. The amount and timing of these capital investments will depend on various factors, including anticipated shipment volume levels and the price and availability of assets. If anticipated demand differs materially from actual usage, the Company’s Ecosystem may not perform as intended. Moreover, customer demand may be subject to seasonal or general economic conditions. The Company’s ability to adapt to such situations is also important to efficiently deploy resources and make capital investments. Although the Company’s business volume is not anticipated to be highly concentrated, its customers’ financial failures or loss of customer business may also affect operations and profitability. Adverse factors in any of these regards may substantially impair or completely erode the value and utility of BUY Tokens.

The Company may not be able to successfully implement its business strategy of diversifying the Company’s revenue base and expanding its capabilities.

The Company’s business strategy entails selectively diversifying its revenue base by becoming part of the distribution supply chain and growing market share accordingly. This strategy involves certain risks, and the Company may not overcome these risks, in which case the value and utility of BUY Tokens may be substantially impaired or completely eroded. Nonetheless, the Company expects to continue to pursue its business strategy, and thus exposing the Company to certain risks, including:

•	making significant capital expenditures, which could require substantial capital and cash flow that the Company may not have or may not be able to obtain on satisfactory terms;

•	growth may strain its management, capital resources, information systems and customer service;

•	hiring new managers and other professionals, which may increase training and compliance costs and may result in temporary inefficiencies;

•	environmental, health and safety laws and regulations by governmental authorities that may affect the Company’s distribution model; and

•	expanding the Company’s service offerings may require it to encounter new competitive challenges in markets with which it is unfamiliar.

The Company’s end-users will depend on third-party capacity providers shipping and logistical tasks, and service instability from these providers could limit the value and utility of BUY Tokens.

The Company’s business will be highly dependent upon the services of third-party capacity providers. These third-party providers may seek other opportunities and may require increased compensation in times of improved demand. Such third-party providers may also be affected by certain factors to which their operators are subject, including, but not limited to, logistical difficulties, alternative employment opportunities, varying market conditions, high capital expenditures and regulations, all of which may be exacerbated given the Company’s business model of providing distribution services to small businesses which may not have the financial resources to adapt to such changes in a reasonable economic manner. Thus, any inability to secure the services of these third parties, or increases in the prices necessary to secure such services, could have an adverse effect on the Company’s operations and profitability, and thus may substantially impair or completely erode the value and utility of BUY Tokens.

Insurance and claims expenses could significantly reduce the Company’s earnings.

The Company’s future insurance and claims expenses may be extremely high, which could reduce the Company’s earnings. Such insurance expenses may include workers’ compensation, auto liability, general liability, cargo and property damage claims, as well as health insurance. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. Insurance carriers have raised premiums for many businesses. As a result, the Company’s insurance and claims expense could increase, thus affecting its profitability. Adverse factors in any of these regards may substantially impair or completely erode the value and utility of BUY Tokens.

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If current or future legislation or judicial decisions deem that independent contractors (owner-operators) or contingent workers are equivalent to employees, the Company may incur more employee-related expenses.

The Company may face a complex and increasingly stringent regulatory and statutory scheme relating to wages, classification of employees and alternate work arrangements. In April 2010, federal legislation was proposed that increased the recordkeeping requirements for companies that engage independent contractors and heightened the penalties to employers that misclassify individuals or violate overtime and/or wage requirements. There have been and may continue to be lawsuits concerning the appropriate worker classification of individuals that provide delivery services and the outcomes of such cases may be adverse to the Company. If any such cases are judicially determined in a manner adverse to the Company, there could be an adverse impact on its operations, thus substantially impairing or completely eroding the value and utility of BUY Tokens. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status.

The Company’s operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

While the Company intends to concentrate in the distribution of consumer goods, it may be subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials. If the Company’s end-users are involved in an accident involving hazardous substances, if there are releases of hazardous substances or if it is found to be in violation of applicable environmental laws or regulations, the Company could owe cleanup costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on its business, and thus may substantially impair or completely erode the value and utility of BUY Tokens.

The Company has significant ongoing capital requirements that could affect the value and utility of BUY Tokens if the Company is unable to generate sufficient cash from operations or obtain financing on favorable terms.

The Company’s intended business may be capital intensive. If the Company is unable to generate sufficient cash from operations, the Company would need to seek alternative sources of capital, including financing, to meet its capital requirements. In the event that the Company is unable to generate sufficient cash from operations or obtain financing on favorable terms in the future, the Company may have to enter into less favorable financing arrangements or operate for longer periods without adequate financing, any of which could have a materially adverse effect on the Company, and thus may substantially impair or completely erode the value and utility of BUY Tokens.

The seasonal patterns generally experienced in the consumer goods sector may affect the value and utility of BUY Tokens during traditionally slower shipping periods and winter months.

It is possible that the Company’s revenue flow from usage of BUY Tokens may generally follow seasonal patterns which may affect its operations. Past history shows that there is a seasonal surge in sales of consumer goods during the fourth quarter of the Company’s fiscal year as a result of holiday sales. After the December holiday season and during the remaining winter months, shipment volumes may be lower because end-users may reduce shipment levels. Business may also be affected by adverse weather conditions, holidays and the number of business days during a given period. From time to time, the Company may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm the Company’ or make its operations more volatile, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

The Company may be subject to various claims and lawsuits in the ordinary course of business, and increases in the amount or severity of these claims and lawsuits could adversely affect the value and utility of BUY Tokens.

The Company may be exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. Proceedings may include claims by third parties, and certain proceedings may purport to be class actions. Developments in regulatory, legislative or judicial standards, material changes to litigation trends, or a catastrophic accident or series of accidents, involving any or all of property damage, personal injury, and environmental liability could have a material adverse effect on the Company’s operations, and thus may substantially impair or completely erode the value and utility of BUY Tokens.

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Other Financial Risks

The Company may need to obtain additional financing which may not be available.

The Company may need to raise additional funds in order to:

•	finance unanticipated working capital requirements or refinance existing indebtedness;
•	develop or enhance technological infrastructure and existing products and services;
•	fund strategic relationships;
•	respond to competitive pressures; and
•	acquire complementary businesses, technologies, products or services.

Additional financing may not be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund expansion, take advantage of unanticipated opportunities, develop or enhance its Ecosystem or services or otherwise respond to competitive pressures could be significantly limited, thus substantially impairing or completely eroding the value and utility of BUY Tokens.

Future indebtedness could limit the Company’s flexibility in operating its business or adversely affect the Ecosystem.

The Company’s indebtedness may increase from time to time in the future for various reasons, including fluctuations in operating results, capital expenditures and potential acquisitions.

Any indebtedness that the Company may incur and restrictive covenants contained in the agreements related thereto could:

•	make it difficult for the Company to satisfy its obligations, including making interest payments on its debt obligations;
•	limit the Company’s ability to obtain additional financing to operate its business;
•	require the Company to dedicate a substantial portion of its cash flow to payments on its debt, thus reducing the ability to use cash flow to fund capital expenditures and working capital and other general operational requirements;
•	limit the Company’s flexibility to plan for and react to changes in its business;
•	place the Company at a competitive disadvantage relative to competitors may that have less, or less restrictive, debt;
•	limit the Company’s ability to pursue acquisitions; and
•	increase the Company’s vulnerability to general adverse economic and industry conditions, including changes in interest rates or a downturn in its business or the economy.

The occurrence of any one of these events could have a material adverse effect on the Company’s business. Significant repayment penalties may also limit the Company’s flexibility. Given the relative effectiveness of the Company’s internal controls and procedures, it may need to commit significant resources, hire additional staff and provide additional management oversight. Sustaining the Company’s growth also will require it to commit additional management, operational and financial resources to identify new professionals to join the company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on the Company’s business. Any of the foregoing may substantially impair or completely erode the value and utility of BUY Tokens.

The Company expects that the value of BUY Tokens will fluctuate significantly.

The ongoing value of BUY Tokens is likely to be volatile and subject to fluctuations in response to various factors, including:

•	market conditions in the cryptocurrency, digital assets and broader markets in general, or in the Company’s industry in particular;
•	the Company’s ability to satisfy its ongoing capital needs and unanticipated cash requirements;
•	adverse market reaction to any additional indebtedness incurred or securities issue in the future;
•	introduction of new products and services by competitors;
•	announcements by the Company’s competitors of acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting the Company’s business;
•	adverse publicity about the Company’s industry or individual scandals;
•	litigation and governmental investigations; and
•	economic and political conditions or events.

The Company’s competitors may directly increase its marketing costs and also may cause a decrease certain types of marketing.

In addition to competing for customers, suppliers, and employees, competitors of the Company may directly increase its operating costs, by driving up the cost of various forms of advertising or otherwise. The Company may elect to decrease its use of marketing from time to time in order to decrease costs, which may have a material adverse effect on business. The Company may also elect to spend additional amounts on other forms of marketing from time to time in order to increase traffic to the Ecosystem, or to take other actions to increase traffic and/or conversion, and the additional expenditures may have a material adverse effect on the Company’s business. Any of the foregoing may substantially impair or completely erode the value and utility of BUY Tokens.

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The Company’s business depends on effective marketing, and it intends to increase its spending on marketing and branding, which may adversely affect financial results.

The Company will depend on effective marketing of its Ecosystem and its high customer traffic. The Company intends to increase its spending on marketing and branding initiatives significantly, which may adversely affect its financial condition. There is no assurance that any increase in the Company’s marketing or branding expenditures will result in increased acceptance and usage of BUY Tokens in the Ecosystem. Ineffective marketing as described above may substantially impair or completely erode the value and utility of BUY Tokens.

Risks associated with the suppliers from whom the Company’s fulfillment partners source products and risks regarding the safety, labeling, content or quality of those products could adversely affect the value and utility of BUY Tokens.

The Company will likely depend on its own and fulfillment partners' abilities to supply products in a timely and efficient manner. The Company’s end-users will therefore rely on suppliers' representations of product safety, content and quality. They may also rely on the Company’s suppliers and partners to ensure proper labeling of products. Issues or concerns regarding product safety, labeling, content or quality could result in consumer or governmental claims and could adversely affect the Company’s business, and thus may substantially impair or completely erode the value and utility of BUY Tokens.

The Company’s decision to accept and hold cryptocurrency, such as Bitcoin, may subject it to additional tax and regulatory requirements.

The Company intends to accept cryptocurrency such as Bitcoin as a form of payment. Such cryptocurrencies are not considered legal tender or backed by any government, and Bitcoin and other cryptocurrencies have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. If the Company fails to comply with regulations or prohibitions with regard to cryptocurrency, it could face regulatory or other enforcement actions and potential fines and other consequences. If any regulatory authority asserts that the Company may require a license or other regulatory approval to conduct business or own an interest in other businesses involving cryptocurrencies, it could have a material adverse effect on the Company’s business. Any of the foregoing may substantially impair or completely erode the value and utility of BUY Tokens.

The Company has an evolving business model, which increases the complexity of its business.

The Company’s business model is expected to evolve. The Company may try to offer additional types of products or services, and the Company may not know whether any of them will be successful. Such additions and modifications may increase the complexity of the Company’s business and impact the Company’s management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Any of the foregoing may substantially impair or completely erode the value and utility of BUY Tokens.

If the Company does not keep pace with technological changes, that may impair the Company’s ability to market the Ecosystem.

The market for products and services based on blockchain technology is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. The success of the Company’s business will depend on several factors, including the timely completion, introduction and market acceptance of such products and services. Failure in this regard may significantly impair the Company’s competitiveness and financial results. In addition, The Company may need to continuously modify and enhance the Company’s offerings to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. The Company may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase the Company’s research and development expenses. Any failure of products and services to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for the Company’s services. The occurrence of any of the foregoing could have a material adverse effect on the Company’s Ecosystem. Any of the foregoing may substantially impair or completely erode the value and utility of BUY Tokens.

General Risks Associated with the Offering

The price of BUY Tokens has been set arbitrarily by the Company.

The purchase prices of BUY Tokens has been arbitrarily set by the Company, and the Company expressly reserves the ability to sell BUY Tokens to others at various prices in its sole discretion. The scheduled ascension of purchase prices among the tranches of BUY Tokens in this document is not in any way indicative that the BUY Tokens will increase in value, that the Company or its professionals have undertaken any financial reviews suggesting that a valuation of the Company, its services or BUY Tokens supports an increased price, or that the Company will attain any business objectives that would justify such an increase. Likewise, any decrease in the purchase prices of BUY Tokens as scheduled herein is not in any way indicative that the BUY Tokens have decreased or will decrease in value, or that the Company or its professionals have undertaken any financial reviews suggesting that a valuation of the Company, its services and BUY Tokens supports that decreased price. Prospective purchasers who may consider acquisition of BUY Tokens cannot reasonably rely upon the scheduled purchase prices of BUY Tokens as a representation of the value of the Company or its services in any manner whatsoever, and must make an independent economic evaluation of the value and utility of BUY Tokens.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a portion of the net proceeds from this Offering (if we sell all of the Security Tokens being offered) for marketing, research and development, working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Security Tokens may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

There has been a limited public market for our BUY Tokens prior to this Offering, and an active market in which investors can resell their BUY Tokens may not develop.

Prior to this Offering, there has been a no market for our BUY Tokens. We cannot predict the extent to which an active market for our BUY Tokens will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our BUY Tokens. The initial offering price of our BUY Tokens in this Offering is based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our BUY Tokens will trade following the completion of this Offering. Investors may not be able to resell their BUY Tokens at or above the initial offering price.

Concurrent with this Offering, the Company has undertaken separate private placement offerings of its Tokens in order to raise necessary funds.

In order to raise necessary funds to continue operations and meet its obligations, the Company is offering Tokens in a separate private placements in reliance on the exemption from registration under Rule 506(c) of Regulation D and Regulation S of the Securities Act (the “Private Placements”) concurrent with the completion of this Offering. To date, the Company has not sold any Security Tokens under the Private Placements. Assuming sale of all of the Tokens offered under the Private Placements, purchasers of the Offered Tokens will experience immediate dilution in the value of their Tokens. Further, there is no assurance that the Company can raise additional funds through the Private Placements and without such influx of such capital, or without capital from other sources such as loans or debt or equity offering, the Company may not be able to continue operations.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the Tokens being offered, our net proceeds will be approximately $49,999,999.96. We will use these net proceeds for:

Application of Proceeds	100% of Tokens Sold		50% of Tokens Sold		25% of Tokens Sold
Use of Proceeds	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total

Marketing	$3,479,374.98	38%	$8,082,916.63	38%	$18,999,999.98	38%
Research Development	$2,289,062.49	25%	$5,317,708.31	25%	$12,499,999.99	25%
Strategic Acquisitions and Logistics	$2,289,062.49	25%	$5,317,708.31	25%	$12,499,999.99	25%
Administrative and Operational Costs	$915,624.99	10%	$2,127,083.32	10%	$4,999,999.99	10%
Legal Costs	$91,562.49	1%	$212,708.33	1%	$499,999.99	1%
Working Capital	$91,562.49	1%	$212,708.33	1%	$499,999.99	1%

Total Use of Proceeds	$9,156,249.97	100%	$21,270,833.26	100%	$49,999,999.96	100%

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Tokens offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Tokens, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the Tokens being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in the Company would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

All investors must be aware that depending on the need to raise additional capital, they will in all likelihood experience dilution associated with the value of their Security Tokens. At this time, the Company cannot project whether or not it will be required to engage in subsequent offerings of its Security Tokens to fund its business operations and future prospects.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “WHERE YOU CAN FIND ADDITIONAL INFORMATION” below for more details.

The offering is being conducted on a best-efforts basis without any minimum number of Tokens or amount of proceeds required to be sold. There is no minimum subscription amount required to distribute funds to the Company. The Company will not initially sell the Tokens through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Tokens. This means that no compensation will be paid with respect to the sale of the Tokens to any officer or manager of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

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Pricing of the Offering

We are offering 495,833,333 of the Company’s proprietary BUY ERC-20 Security Tokens (“Security Tokens,” “Tokens” or “BUY Tokens”) to be sold in the following tranches: (1) 100,000,000 Tokens at an offering price of $0.07 per Token; (2) 100,000,000 Tokens at an offering price of $0.09 per Token; (3) 150,000,000 Tokens at an offering price of $0.11 per Token; and (4) 145,833,333 Tokens at an offering price of $0.12 per Token (collectively, the “Offered Tokens”). We expect to offer Offered Tokens in this offering until it raises the maximum amount being offered. There is no minimum purchase requirement per investor.

Prior to the Offering, there has been a limited public market for the Offered Tokens. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Investment Limitations

This is an offering made under “Tier 2” of Regulation A, and the Tokens will not be listed on a registered national securities exchange upon qualification. Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth, not including the value of your primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the securities. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Tokens (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Tokens, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Tokens is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Tokens; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the securities for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the securities, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the securities. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the securities will be required to meet the above suitability standards.

The securities may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the securities may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the securities being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate once the Maximum Offering is reached or, if it is not reached, upon the discretion of the Board of Managers.

Procedures for Subscribing

When you decide to subscribe for Offered Tokens in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the securities subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Tokens.

In order to purchase Offered Tokens and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

Buying.com LLC (“Buying.com” or the “Company”) is an e-commerce technology company that provides a premier, all-in-one solution that helps entrepreneurs grow their companies by selling merchandise online. Buying.com provides a next generation decentralized e-commerce network that harnesses the power of distributed ledger technology along with innovations in bulk pricing, real-time logistics, e-commerce and cryptocurrency. Buying.com was launched with the intention of disrupting the e-commerce industry by streamlining order fulfillment. We believe that Buying.com’s services and technology would operate to eliminate a seller’s need to store inventory, manage warehouses, deal with manufacturers, or invest in back-end functions. Through Buying.com’s services and technology, online retailers can promote an extensive product catalog, including many of the world’s top brands. Buying.com also launches many of our sellers’ ecommerce sites and our extensive catalog is cross-sold through these partner platforms. We believe that Buying.com’s one-stop solution unleashes online retailers’ potential by having them focus on getting customers.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of costs of internet advertising, salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures as well as costs related to acquisitions of both supplier participants and consumers on the Buying.com platform.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of costs related to designs, systems and framework of the Buying.com platform, including vertical integration into other platforms for expansion and growth, as well as salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Legal. The Company expects to incur legal expenses in connection with the operation and expansion of its Buying.com platform including international development costs and also any partnerships or acquisitions

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

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Revenues and Losses

From the period between June 5, 2018 (inception) and June 30, 2018, the Company posted net revenues of $0, total operating expenses of $50,632, consisting of start-up expenses of $22,132 and advisory fees of $28,500, and a net loss of $50,632.

Liquidity and Capital Resources

As of June 30, 2018, the Company had total current assets of $1,224,507, consisting of cash of $956,186, inventory of $1,842, pre-paid expenses of $53,535 and website development and license costs of $212,944.

Results of Operations

Discussion of the Period from June 5, 2018 (inception) to June 30, 2018

Our total revenue was $0 during the period from June 5, 2018 (inception) to June 30, 2018.

During the period from June 5, 2018 (inception) to June 30, 2018, the Company incurred total operating expenses of $50,632, consisting of start-up expenses of $22,132 and advisory fees of $28,500.

During the period from June 5, 2018 (inception) to June 30, 2018, the Company posted net loss of $50,632.

During the period from June 5, 2018 (inception) to June 30, 2018, the Company used cash in operating activities of $106,009. During such period, the Company also used cash in investing activities in the amount of $196,277 and generated cash from financing activities of $1,258,472.

There is no comparison to earlier periods because the Company was formed in June 2018.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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OUR BUSINESS

Corporate History

Buying.com LLC (“Buying.com,” “we” or the “Company”), was organized in Wyoming on June 5, 2018 as Dropshippers.com LLC. On July 11, 2018, the Company amended its Articles of Organization to change its name to Buying.com LLC.

The Company’s offices are located at 205 West Main Street, Newcastle WY 82701. The Company’s main phone number is 973-868-1948. The Company’s fiscal year end is December 31. We maintain a website at http://www.buying.com/. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Business Summary

Overview

Buying.com LLC (“Buying.com” or the “Company”) is an e-commerce technology company that provides a premier, all-in-one solution that helps entrepreneurs grow their companies by selling merchandise online. Buying.com provides a next generation decentralized e-commerce network that harnesses the power of distributed ledger technology along with innovations in bulk pricing, real-time logistics, e-commerce and cryptocurrency. Buying.com was launched with the intention of disrupting the e-commerce industry by streamlining order fulfillment. We believe that Buying.com’s services and technology would operate to eliminate a seller’s need to store inventory, manage warehouses, deal with manufacturers, or invest in back-end functions. Through Buying.com’s services and technology, online retailers can promote an extensive product catalog, including many of the world’s top brands. Buying.com also launches many of our sellers’ ecommerce sites and our extensive catalog is cross-sold through these partner platforms. We believe that Buying.com’s one-stop solution unleashes online retailers’ potential by having them focus on getting customers.

We believe that Buying.com is poised to become a major player in the e-commerce space by disrupting the status quo, bringing about efficiencies in the ecosystem benefiting both the supply and demand sides of the equation. We believe that utilizing state of the art distributed ledger technology (blockchain) provides Buying.com new asymmetric advantages that enables it to bring about market efficiencies which were not available in earlier generation platforms. We plan to do this through what we believe are the following groundbreaking innovations:

•	Microdistribution: We plan to offer decentralization of e-commerce by turning every garage into a distribution center. In addition to distribution centers run by Buying.com, now anyone can become a node on the Buying.com network by staking tokens (buy-in) and leveraging existing storage in their garage to become a microdistribution center. We believe that this solves the last mile logistics issue that has plagued e-commerce for the longest time. We believe that it is similar to how AirBNB turns every spare room in a home to a hotel room, or how Uber leverages excess driving capacity to turn every automobile into a taxi.

•	Bulk Pricing: Enables online stores & consumers to receive direct from manufacturer pricing through bulk order quotes unlocked by achieving the Minimum Order Quantity (MOQ).

•	Real Time Logistics: Leverages blockchain solutions to deliver realtime logistics data, provide trans-parent smart contract enforced audit trails, integrate PROXEUS, & protect users with data encryption such as the SHA-protocol that we believe will keep information secured. Manufacturers, Businesses and Consumers will have seamless access to real time shipping data to optimize dropshipping costs provided by a permissionless, public blockchain.

•	Cryptocurrency: We will utilize our own cryptocurrency, our proprietary BUY Tokens, to be used as currency for transactions on our system.

•	Transparent and Auditable: We believe that we combine the best of blockchains to offer customers a digital ledger that offers fraud-proof solution and auto-verifies transactions leaving behind a transparent, immutable audit trail.

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There are three 4 distinct prongs in the Buying.com business model. These are:

•	The Core E-Commerce Model
•	The Microdistribution Model
•	Direct to Consumer Pricing
•	SnapForce Backoffice Operations

Buying.com Core E-Commerce Model

We believe that our blockchain-enhanced, dropshipping ecosystem dually serves as both an e-commerce incubator as well as a platform that fuses businesses and consumers purchasing power together to achieve bulk prices. Building on top of our core preexisting business structure, we believe that Buying.com acts as an incubator for e-commerce stores while addressing a major pain point for e-merchants: sourcing products at the best prices. We believe that E-commerce retailers and retail customers alike want access to products directly from the source: manufacturers, wholesalers or liquidators. We intend to deliver source-point pricing and provide a platform for direct interaction between these parties.

Buying.com’s product offering will consist of a B2B e-commerce platform that moves products directly from manufacturing to retail without going through the usual distribution channels. The Company recently launched a beta version of its e-commerce site, based on a technology platform developed over a two-year period.

We believe that the Buying.com model offers retailers several advantages:

•	Low start-up cost – E-merchants can start selling without much upfront investment because merchants do not have to purchase their inventory at wholesale levels, or cover the cost of manufacturing their own products.

•	New market expansion - Sometimes obtaining products across international borders can be costly and challenging, but merchants who partner with strategically located suppliers, can often access the same or similar product offerings, shipped quickly. This allows merchants to test the market and validate if a given product is worth importing.

•	Cashflow increase – Since e-merchants do not have to stock inventory, no payment is due until products are sold.

•	Scalability - Products can be consumer tested, or new ones added quickly, without the burden of having to order in bulk, while avoiding slow-moving inventory, which ties up valuable time and capital. In a retail industry survey by supply-chain software vendor SPS Commerce, 40% of respondents said they expect more drop-ship vendors in 2017.

•	Lifetime customer value – Buying.com gives manufacturers the ability to consistently expand product selection, keep existing customers engaged, and invite customers to return to explore new merchandise.

•	Cost reduction - Each time a product moves through the supply chain, there are associated costs. Ocean freight services, port operations, LTL and FTL services, and warehouse employees all get added to the cost of goods sold. Some product offerings would deliver a higher profit margin if they were dropshipped.

•	Virtually unlimited inventory - One key reason for the existence of the dropshipping industry is to help retailers and suppliers combat inventory inefficiency: the $800 billion challenge of overstock clearances juxtaposed with out-of-stock shelves. By tapping into the supply chain further up the line, e-merchants can theoretically gain access to virtually limitless inventory.

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Microdistribution through Decentralized Networks

We believe that we have first mover advantage in that, through technological innovation, we have decentralized our e-commerce platform. Unlike the competing firms that have centralized systems that require heavy investments in their distribution network, we have a decentralized distribution network. Similar to AirBnB, Uber and Lyft, we are a two sided platform that links buyers to sellers. In this equation, what has been traditionally most difficult has been the process of getting the product to the buyers. In our model, where we would still operate and have various distribution centers, we believe that the power of our model is that we can “turn every garage into a distribution center.” We believe that this is a game changer.

We believe that the Buying.com micro-distribution model offers retailers several advantages:

•	Asset Light: Individuals, small businesses and enterprises can now become distribution centers in our model. That requires them to become stake holders. This makes our business model asset light without heavy investments in infrastructure while enjoying all the advantages of global distribution.

•	Leverages latent unused capacity: Similar to Uber and AirBnB, our model leverages latent free capacity in the form of storage space in garages.

•	Delivery Network: Storage of products is one half of logistics. The other have is delivery. In our model, similar to Amazon Fresh, we plan to leverage drivers to join our network to deliver items. The garage operators can also play a dual role in the delivery aspect if they choose to do so. The Delivery role also requires Staking.

•	Peer to Peer, Last Mile Delivery: With microdistribution into every neighborhood, we now unlock the solution to one of the most expensive and difficult problems facing e-commerce: Inexpensive last mile delivery. Amazon due to scale, gives away free shipping by mandating an annual signup fee to Amazon Prime to underwrite the program. This is similar to Costco’s annual subscription fee. We don’t need to resort to such fees because we have the last mile covered at a more granular and inexpensive level.

•	Faster build out of global distribution network: Unlike the build out of expensive owned and operated distribution centers which not only costs money but also takes time, since we are leveraging latent supply of unused space, we believe that our time to market is much quicker.

•	Hyperlocality: Unlike traditional distribution, it is hyperlocal and that increases the density of the nodes. As node density grows, then the lastmile distance shortens. However, unlike traditional e-Commerce where there is a cost to setup a distribution center, here anyone can easily become a distribution center by staking nodes.

•	Last Mile Delivery: Due to the expected density of the network, we believe that the last mile distance from the distribution center to the consumer will be shorter, which we believe will reduce distances and improve predictability in delivery times

Direct to Consumer Pricing

After years of development, we believe that Buying.com has created a powerful e-commerce app — called DPA or Direct Product App. This is the heart of our Tipping Point Technology. We believe that it allows any deal placed through the Company’s platform to meet what is called the Minimum Order Quantity, which we believe is the amount necessary to obtain the best possible pricing direct from manufacturers, wholesalers, or exclusive distributors.

We believe that our technology will allow e-commerce businesses to work together to achieve the MOQ and unlock bulk pricing that would not otherwise be available. If the B2B businesses do not meet the MOQ, then consumers will be able to use the DPA App to access the best pricing, helping businesses meet their minimum order. This will not take away from businesses, but rather enhance them by further enabling activation of the best prices for everyone. The app will be available on both Android and iOS mobile platforms.

We believe that the benefits of DPA to e-Commerce stores will be to level the playing field, putting e-Commerce stores on equal footing with large retailers. We believe that it will also allow consumers to benefit from lower bulk pricing by harnessing the combined purchasing power of millions. Manufacturers will now deal directly with consumers without limiting their market reach due to minimum order quantity requirements. We believe that DPA showcase technology will enable them offer special product deals or liquidate overruns without being subject to the whim of volume or channel buyers because they can reach out directly to consumers.

We intend for our DPA app’s mobile B2B and B2C platform will let e-commerce sellers and individuals purchase products directly from manufacturers using a simple iOS or Android mobile app. We believe that small sellers and individuals will be able to buy at prices that before were only available to big-box retailers. We believe that the DPA will harness the buying power of the masses to offer direct product pricing on millions of items worldwide. Manufacturers will have access to a platform that connects them directly to end-users while still meeting their required MOQ.

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The features of our DPA technology will include:

•	Tipping - Buying.com will utilize the concept of ‘tipping’, which requires a certain number of buyers to unlock one or a series of discounts for the entire group. By sourcing through the 1.5M product (and growing) available through DropShipper, the B2C strategy is uniquely positioned to offer discounts on a range of products that is not readily available elsewhere.

•	Scarcity - Buying.com will utilize inventory limits (real and perceived) to drive demand and response. By running only a limited number of deals per day or structuring deals in a way to build demand (think Yeezy by Kanye). Buying.com will create demand through promoting great deals with very limited (real and perceived) quantities.

•	Time Constraints - Buying.com will utilize proven techniques to leverage limited- time deals to drive demand and response. Delivering highly targeted messages via e-mail and push notifications to communicate time constraints such as one hour deals, 15 minutes left, and time constraints helps to move limited inventory and build allure to products with deeper inventories.

•	Social Sharing - Buying.com will leverage the innovative system of incentivized social sharing pioneered by ReferLocal. Deals are shared and available for purchase by connected friends, exponentially increasing exposure through social channels and driving even greater demand for products. This opportunity provides Buying.com with an army of free marketers all pushing product through their own social networks

SnapForce Backoffice Operations

Snapforce, which is a Buying.com affiliated service, provides Customer Relationship Management (CRM) and Cloud Phone System software. Customer relationship management (CRM) is a software program businesses use to manage their company data, relationships, and all customer communication. A business uses CRM to help it stay connected with its clients, organize data, improve processes, and increase overall productivity.

Snapforce has a broad range of back-office features, ranging from Sales Automation, Marketing Automation, Customer Service, Billing and Payments, Reporting and Analytics, Call Center, and much more. Some of the more advanced features are as follows:

•	Snapforce Telephony - Proprietary Cloud Phone System, is a virtual PBX that comes packaged with the software right out of the box. Customers can eliminate their monthly phone bill when utilizing this feature. Additional benefits include all phone calls, voicemails, and call recordings log automatically to the customer record, eliminating the need for users to manually log phone calls into the CRM.

•	Snapforce Fax - Telephony module upgraded to include E-fax.

•	Snapforce SMS - Telephony module upgraded to include SMS services. All text messages sent back and forth log automatically to client’s record.

•	Snapforce Mail - Proprietary outlook style web mail client, includes two-way mail synchronization for all client email. Users/employees can check their email without leaving the system, and all emails are synced with the client record automatically.

We believe that our customers need a way to manage the increase in orders, inventory, sales inquires, etc. Snapforce and Buying.com will be fully integrated, giving our customers an easy way to streamline their e-commerce operations, communicate with their clients, and manage their store’s inventory. We believe that Snapforce is in a unique position to garner all layers of customer communication. When registering with Buying.com, new businesses will be able to take advantage of the Snapforce CRM services. For a new business just getting started this can be very rewarding; as we believe that Snapforce provides all of the tools a new business needs for their back office operation e.g. CRM, Phone Service, Business Phone System, Company Voicemail, E-Fax, an integrated Email Client, and more.

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BUY Security Tokens and Cryptobanking Operations

Buying.com also develops blockchain technology and will provide cryptobanking products and services, including the creation and dissemination of its proprietary BUY ERC-20 Security Tokens (“Security Tokens” or “BUY Tokens”). The BUY Token is a proprietary form of digital currency using smart contracts to ensure trust and integrity and uses cryptography for its security. The BUY Token is a cryptocurrency that will reside on cryptocurrency exchanges utilizing a proprietary blockchain open source software infrastructure system.

The BUY Token will be used in the following ways:

•	Used for staking tokens in order for Microdistribution centers to participate

•	Used for staking tokens in order for Delivery operators to participate

•	Used as rewards when a user recommends Buying.com to another service, the former receives re-wards in the form of BUY Tokens

•	As a form of payment in the Buying.com network specifically for shipping

•	As a form of payment to Microdistribution centers and delivery operators for providing a service

•	As a form of dividend payment to investors (issuable at the discretion of the management of the Company)

Technology Overview

We believe that the predominant architecture currently employed by most systems across multiple industry domains is centralized Client-Server technology. We believe that this is being disrupted and replaced rapidly by decentralized computing wherein ecosystems of organizations and individuals participate and share data. We believe that silos of data are a thing of the past in light of decentralized computing because of the use of Distributed Ledgers.

Distributed Ledgers can be developed using a number of different technologies including blockchain (e.g. Ethereum Hyperledger) and direct acyclic graphs (e.g. IPFS, IOTA) and there can be both permissioned and public distributed ledgers. Layered on top of distributed ledgers, depending on the application at hand, is the concept of cryptocurrency. This is particularly applicable in public distributed ledgers such as Ethereum, Bitcoin, IOTA and others.

Another useful concept in decentralized computing is that of smart contracts. A smart contract can be thought of as code that acts upon data stored in a distributed ledger, very similar to how stored procedures and triggers in traditional database technology operate on data stored in tables. So, taken in aggregate, a decentralized network could be thought of as a combination of network, logic, and data.

Ethereum is a popular and well supported platform for developing tokens. Ethereum is a platform for decentralized applications with the Ethereum Virtual Machine (EVM) at its core. The Company’s proprietary BUY Tokens will follow the ERC223 standard. The ERC223 standard is a set of rules for tokens to follow on the Ethereum platform. In general, having a common set of rules is beneficial for the adoption of tokens and for the future of Blockchain.

The primary consensus algorithm used is Proof of Stake as exemplified in the payment of dividends, or staking by nodes. For node staking, the node operator will be a Microdistribution center or a Delivery operator, and they will be allowed to store or carry goods commensurate with their stakes. For example, if “Microdistribution Center A” stakes 50,000 tokens but “Microdistribution Center B” only stakes 10000 tokens, then the former will be allowed to store 5x (five times) the value of merchandise compared with latter.

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Plan of Operation

Microdistributor Engagements

We plan to conduct engagements of Microdistributors as follows:

1.	Prospective Microdistributor visits Buying.com and submits forms to sign-up to be a Microdistribution Center.

2.	He/she will pay the application fee in tokens which would be purchased on an exchange.

3.	Documents submitted are stored in IPFS for recordkeeping

4.	Forms and data submitted for Compliance testing

5.	Third party vendor e.g. Identity Mind is used for AML/KYC and background checks

6.	Keep iterating steps 3 and 4 until all compliance tests are passed and Microdistributor may need to provide further documentation as needed during this process.

7.	Once Compliance tests are passed, the Microdistributor is accepted into the Buying.com network.

8.	The Microdistributor next purchases tokens from an exchange and stakes them with the Buying.com Network which stores it in Escrow. The Microdistributor is now allowed to carry goods up to the value of the tokens staked. In essence, the staked tokens act as collateral in the event of loss of goods/fraud/theft on the part of the Microdistributor.

Customer Engagements

We plan to conduct engagements of Customers as follows:

1.	Prospective Consumer joins Buying.com and downloads app.

2.	Consumers shop on Etailer storefronts on Buying.com network

3.	Consumer places items in the shopping cart

4.	System broadcasts items needing MOQ fulfillment to the Buying.com network

5.	Interested consumers also express interest in the MOQ products

6.	Order placed with Manufacturer when MOQ is met

7.	Manufacturer dropships items to Microdistribution centers

8.	Delivery operators pick items from Microdistribution centers to drop off at consumer locations

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The Market

E-Commerce Market

The current ecosystem for e-commerce has evolved from the mid-90s during the first wave of Internet technologies, with most major brands and retailers maintaining a web and mobile e-commerce presence. In addition, several dominant players such as Amazon.com, Walmart.com and others have emerged for mass market retailing of a wide variety of products.

If one were to deconstruct the e-commerce ecosystem, it would involve several moving parts that are dominated by the following market participants:

•	Storefronts— Shopify.com.
•	Payment Processing— Paypal, Stripe.
•	Shipping and Fulfillment— Fedex, UPS.
•	Backoffice processing— Salesforce.com.

In July 1995, Amazon.com opened its doors to the world, offering internet users the ability to buy books in its online store, billed as “Earth’s Biggest Bookstore.” Just four years after its launch, Amazon.com reached $1 billion in sales — an astonishing feat that took Macy’s 134 years to achieve. Today, Amazon is an e-commerce juggernaut with 100 million customers worldwide enrolled in its Amazon Prime program and nearly $178 billion in 2017 net revenues. Amazon.com’s resounding success has had a material effect on U.S. retail e-commerce sales, which were $453 billion in 2017 up 16% since 2016. The company is currently valued at $830 billion. The 2018 figure is less than 8% of the total U.S. retail sales, which Statista estimates at $5.2 trillion. Other industry analysts believe that the share of e-commerce sales is much higher. Forrester Research projects that U.S. e-commerce sales will account for 17% of retail sales by 2022, up from 13% in 2017. If current trends persist, the more time that goes by, the more purchases will take place digitally.

Forecasts for global e-commerce sales are significantly higher. eMarketer predicts that e-commerce sales around the globe will reach 4.5 trillion by 2021. Given the acceleration of e-commerce sales in the past few years, it’s not inconceivable that e-commerce sales could reach 20% of total retail sales by the mid-2020s and top 30% by 2030. Statista reports that the global B2B e-commerce market was worth $7.7 trillion in 2017, which is a major opportunity for a B2B service in all dimensions. The opportunity to convert more global businesses into new age e-merchants is substantial.

There are some 1.3 million e-commerce companies in the U.S. Worldwide, that figure rises to 2-3 million e-commerce companies, excluding China. The latter figure is roughly equivalent to 1% of D&B’s global commercial database, which contains some 285 million business records worldwide.

We believe that the next generation of e-commerce tools will help global markets move to the forefront of electronic retailing — enabling both businesses and consumers to buy anything, anytime, and get it delivered just about anywhere. While some would say that vision is already possible today, it remains surprisingly difficult to execute on in today’s largely insular world. A 2014 report by the management consulting firm of McKinsey & Company predicts that the global flow of goods, services, and finance will more than double from $26 trillion in 2012 to between $54 trillion and $85 trillion by 2025. McKinsey attributes rising prosperity and a greater participation by the emerging world as major growth drivers behind the doubling of global flows — which we believe is a perfect backdrop for a blockchain-driven e-commerce tools startup.

Security Tokens and Crypto Banking Market

According to the CoinTelegraph.com, the combined market capitalization of cryptocurrencies reached US$800 billion as of January 2018 (source: http://cointelegraph.com/news/combined-crypto-market-capitalization-races-past-800-bln).

The US, Japan, and South Korea are all currently debating and issuing regulation for virtual currencies, Blockchain, crypto exchanges and ICOs, as well as considering taxation frameworks. On July 25, 2017, the SEC issued an investigative report that confirmed that issuers of distributed ledger or blockchain technology-based securities, referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities, which we refer to as “Token Securities,” under the Federal securities laws unless a valid exemption to registration applies. The report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in Securities Tokens must register.

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The Company’s Presence in the Market

We currently operate through our Buying.com platform, which we believe will provide a next generation decentralized e-commerce network that harnesses the power of distributed ledger technology along with innovations in bulk pricing, real-time logistics, e-commerce and cryptocurrency.

We believe that there is an open space in the market for an e-commerce ecosystem that has low transaction costs, enhanced shipping models, community-driven, and a fast platform with quick response time. By capitalizing on barriers that we believe that our competitors lack, the speed, the pricing, the quick response time, we believe that the Buying.com business model will capitalize on an exploding global e-commerce market by enhancing a preexisting platform with groundbreaking blockchain technology.

Although there is opportunity for direct competition to emerge, we believe that Buying.com’s combination of proven traction, unique domain name branding, early embracement of blockchain, and group-sourced pricing practices will make will make the Buying.com business model hard to replicate by competitors. We intend for our ecosystem to provide features such as automated verification, shipping cost optimization, security enhancement, smart contracts, and a superior pricing model, which we believe will enhance our presence in the market.

Marketing Strategy

Various marketing programs will be created and implemented to reach and successfully penetrate each of our target markets. All marketing and advertising programs will be monitored and evaluated for effectiveness and performance. Specifically, the Company plans on conducting marketing campaigns through the internet as its primary means of marketing its products and services.

Competition

E-commerce

The e-commerce space is fragmented but the industry incumbents are well heeled and significant. Listed below are a the main players that would be competing in various segments in which Buying.com intends to participate, although several of them will not have the vertical integration or technically interlocking capabilities we offer. Our competitors in the E-commerce space include:

•	Amazon.com

•	Walmart.com

•	Volusion

•	BigCommerce

•	Shopify

•	Magento

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Cryptobanking

There are currently more than 1600 cryptocurrencies. The cryptocurrency market leaders who are defining the growth path are:

•	Bitcoin

•	Ethereum

•	XRP

•	Bitcoin Cash

•	EOS

•	Stellar

•	Litecoin

•	Cardano

•	IOTA

•	Tether

Employees

The Company has approximately 5 employees.

Strategic Partnerships

REFERLOCAL LLC

The Company has partnered with ReferLocal LLC, a technology company based in Wilkes Barre, Pennsylvania (“ReferLocal”), to license ReferLocal’s technology in connection with the development of the Company’s e-commerce platform. ReferLocal has developed certain proprietary software products, including software and code consisting of ReferLocal Web code, ReferLocal IOS code, and ReferLocal Android code.

Effect of Existing or Probable Governmental Regulation

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The US, Japan, and South Korea are all currently debating and issuing regulation for virtual currencies, Blockchain, crypto exchanges and ICOs, as well as considering taxation frameworks. On July 25, 2017, the SEC issued an investigative report that confirmed that issuers of distributed ledger or blockchain technology-based securities, referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities, which we refer to as “Security Tokens,” under the Federal securities laws unless a valid exemption to registration applies. The report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in Security Tokens must register.

Legal Matters

 We know of no material, existing or pending legal proceedings against the Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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DESCRIPTION OF PROPERTY

The Company owns no real property. It currently has corporate officers located at 205 West Main Street, Newcastle, WY 82701, which management permits the Company to use at no cost to the Company. With the proceeds from this Offering, the Company may procure additional appropriate office space.

MANAGEMENT

The following table sets forth information regarding our executive officers, managers and significant employees:

Name and Principal Position	Term of Office

Raghu Bala Chief Executive Officer, Chief Financial Officer, Secretary	Since June 2018

Jeanmarie Gabriel Manager	Since June 2018

Biographies of Management

Raghu Bala

Chief Executive Officer, Chief Financial Officer, Secretary

Raghu Bala is an executive with 28 years’ experience and former executive with Yahoo, Infospace and Price Waterhouse. He is an ex-adjunct faculty of Columbia University, and currently a head tutor with MIT Sloan School of Management. Mr. Bala holds a Wharton MBA in Finance, MS Computer Science, BS/BA in Computer Science and Math. Mr. Bala is a Digital Transformation Expert, Analytical Business and Internet Technology leader with strong technical and management skills. He has experience in building and managing organizations, developing and executing strategic and operational plans, handling of P&L, and participation sales engineering and marketing initiatives. Mr. Bala has demonstrable domain knowledge in business verticals including financial services, retail, high technology, and insurance. Mr. Bala is a published author and well respected speaker on a broad range of technology topics. Mr. Bala has served as advisor to hedge funds, private equity firms and mutual funds on Search and E-Commerce. Mr. Bala’s current research primarily focuses on IoT and Distributed ledgers (blockchain, DAG).

Jeanmarie Gabriel

Manager

For the past five years, Jeanmarie Gabriel has worked as President of Jarr Equities LLC, a private software consulting company. Ms. Gabriel has an extensive history of developing technology companies. For example, Ms. Gabriel developed and sold Plasticsurgeons.com to the Geosign Corp., developed and sold TummyTuck.com, developed Auction.com into an e-commerce platform sold to Redc Corporation, developed and sold Dermatology.com to Medici Pharmaceutical, developed, marketed and sold Giftbasket.com, Winegiftbaskets.com, Babygiftbasket.com to National Gift Basket Operations and developed as E-commerce platform for Mobile Ready Hosting. Ms. Gabriel received her Bachelor’s degree from Rutgers University and her Master’s degree from the State University of New York at Buffalo. We believe that her experience in developing technology companies makes her well qualified for her positions with the Company.

Family Relationships

There are no family relationships among the existing management of the Company.

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Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any manager or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Managers currently consists of one Manager. Each Manager of the Company serves until the next annual meeting of members and until his or her successor is elected and duly qualified, or until his or her earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Managers oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company from inception:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)

Raghu Bala Chief Executive Officer, Chief Financial Officer, Secretary	-0-	-0-	-0-

Jeanmarie Gabriel Manager	-0-	-0-	-0-

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Advisory Agreements

The Company has entered into separate advisory agreements with Joseph Rivello, Kristopher Jones, KBJ Capital and Tiber Creek Corporation to provide various corporate and management consulting services.

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Equity Incentive Plan

In the future, the Company may establish a management equity incentive plan pursuant to which equity options and awards may be authorized and granted to our managers, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Equity options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Managers

Our board of managers currently consists of one manager:

•	Jeanmarie Gabriel

Richard Gabriel resigned as a manager of the Company in August 2018.

None of our managers are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent manager(s) to our board of managers in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Managers

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Managers in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Managers.

Manager Compensation

We currently do not pay our managers any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate managers, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 5, 2018, the Company issued 100% of the outstanding membership interests in the Company to Jeanmarie Gabriel, an officer and director of the Company.

The Company entered into two separate notes payable with Jarr Equities LLC, a company owned by a manager of the Company, Jeanmarie Gabriel. Proceeds from the notes will be used to provide working capital for current and future operations. The loans dated June 15, 2018 total $1,258,472. The loans accrue interest at 5% per annum and are due and payable on June 15, 2020. The loans may be repaid, including any accrued and unpaid interest, any time prior to maturity.

The Company entered into an Asset Purchase Agreement with Gabriel Capital Management, a company owned by a family member of Jeanmarie Gabriel, a manager of the Company. Pursuant to the terms of the Asset Purchase Agreement, the Company acquired certain intellectual property assets related to Snapforce in exchange for a purchase price of $750,000 to be paid in the form of the issuance of Tokens in the amount of ¼ of 1% of the value of the raise of $30,000,000.00 to an account designated by Gabriel Capital Management. In the event the value of the raise amounts to $20,000,000.00 (resulting in Tokens being issued to Gabriel Capital Management having an equivalent value of $500,000.00, then the Company shall pay Gabriel Capital Management the difference of $250,000.00 in US Dollars.

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 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

MEMBERSHIP INTERESTS

The following table sets forth information with respect to ownership of issued and outstanding membership percentage interests of the Company as of the date hereof by each executive officer and manager of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities:

	Membership Percentage Interests	Percentage
	Owned	Of Class (1)

Raghu Bala (2) Chief Executive Officer, Chief Financial Officer, Secretary	0%	0%

Jeanmarie Gabriel (2) Manager	100%	100%

______________

(1)	Based on 100% membership percentage units issued and outstanding.

(2)	Address is 205 West Main Street, Newcastle WY 82701.

SECURITY TOKENS

The following table sets forth information with respect to ownership of issued and outstanding membership units of the Company as of the date hereof by each executive officer and manager of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities:

	Security Tokens	Percentage
	Owned	Of Class (1)

Raghu Bala (2) Chief Executive Officer, Chief Financial Officer, Secretary	0	0%

Jeanmarie Gabriel (2) Manager	0	0%

_________________

(1)	Based on 0 Security Tokens issued and outstanding.

(2)	Address is 205 West Main Street, Newcastle WY 82701.

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DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of formation and operating agreement, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is offering 495,833,333 of the Company’s proprietary BUY ERC-20 Security Tokens (“Security Tokens,” “Tokens” or “BUY Tokens”) to be sold in the following tranches: (1) 100,000,000 Tokens at an offering price of $0.07 per Token; (2) 100,000,000 Tokens at an offering price of $0.09 per Token; (3) 150,000,000 Tokens at an offering price of $0.11 per Token; and (4) 145,833,333 Tokens at an offering price of $0.12 per Token (collectively, the “Offered Tokens”). We expect to offer Offered Tokens in this offering until it raises the maximum amount being offered. There is no minimum purchase requirement per investor.

Capitalization

The interest of each of the Members in the LLC shall consist of a number of “Membership Interests.” Membership Interests may be issued in one or more classes or series of classes, as approved by the Board of Managers and the Members. The Company is authorized to issue Membership Interests equal to 100%, of which 100% of the Membership Interests are outstanding as of the date of this offering circular.

The Company has authorized for issuance up to 1,000,000,000 Security Tokens, of which 0 Security Tokens are outstanding as of the date of the offering statement, of which this circular is a part. There will be 504,166,667 Security Tokens issued and outstanding, if the maximum amount of Offered Tokens are sold.

The following statements relating to the Membership Interests and Security Tokens set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the articles of organization and the operating agreement, copies of which are filed as exhibits to this offering statement.

Membership Interests

Each Member holding a Membership Interest shall have (a) the right to share in the Net Income and Net Loss of the Company, (b) a right to the Capital Account maintained for such Member, (c) the right to receive distributions from the Company, if any, as may be declared from time to time by the board of managers in its discretion from funds legally available therefore, (d) the right to receive information concerning the business and affairs of the Company; and (e) the right, if any, to vote in accordance with the amount of Membership Interests held by such Member. Holders of Membership Interests do not have cumulative voting rights.

Holders of Membership Interests have no preemptive rights to purchase the Company’s securities. There are no conversion or redemption rights or sinking fund provisions with respect to the Membership Interests.

BUY Security Tokens

The Company’s Security Tokens, also known as the “BUY Token,” are a proprietary form of digital currency that uses smart contracts to ensure trust and integrity by using cryptography for its security. The BUY Token is a cryptocurrency that is expected to be tradable on exchanges that utilize a blockchain open source software infrastructure system.

Holders of Security Tokens do not have any shareholder rights and, as a result, do not have any voting rights, are not entitled to share ratably in dividends, if any, as may be declared from time to time by the board of managers in its discretion from funds legally available therefor and have no preemptive rights to purchase any of the Company’s securities. There are no conversion or redemption rights or sinking fund provisions with respect to the Security Tokens.

The Company may issue additional Security Tokens in its sole discretion, which could dilute the value of the Security Tokens then issued and outstanding. Security Tokens may be issued from time to time in one or more series as may be determined by the board of managers. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such Security Tokens shall be established by the board of directors.

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Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it may apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this offering statement.

Trading Market for Security Tokens

The Company intends to enable trading of its Security Tokens on exchanges that utilize a blockchain open source software infrastructure system. All cryptographic securities tokens are traded over a blockchain and held in virtual wallets. Each trade will be validated by miners and written to our blockchain and transaction costs are paid by both sides of the transaction with Security Tokens. There can be no assurance that the Company will be able to establish or otherwise access a suitable trading market for its Security Tokens. It is not possible to predict where, if at all, the Security Tokens will be traded following the qualification of this offering statement.

Transfer Agent

The Company serves as its own transfer agent, but may engage a transfer agent in the future.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our securities, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Managers may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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SECURITIES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our securities. Future sales of substantial amounts of our securities or instruments convertible into our securities, in the public market, or the perception that such sales may occur, could adversely affect the market price of our securities prevailing from time to time. Furthermore, because there will be limits on the number of securities available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our securities in the public market after those restrictions lapse. This could adversely affect the market price of our securities prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of Security Tokens offered in this Offering are sold, there will be 495,833,333 Security Tokens outstanding.

Rule 144

In general, a person who has beneficially owned restricted securities for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of the following:

●	1% of the number of a class of securities then outstanding; or

●	the average weekly trading volume of a class of our securities during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the Security Tokens offered hereby will be passed upon by Cassidy & Associates of Beverly Hills, California (“Cassidy & Associates”). A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation, which provides corporate advisory services to the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, had, or is to receive in connection with the offering, a substantial interest in the Company, through the Company’s engagement with Tiber Creek Corporation, as compensation for the legal and advisory services provided, in connection with this offering.

EXPERTS

Wipfli LLP, an independent registered public accounting firm, has audited the balance sheet of Buying.com LLC (formerly known as Dropshippers.com LLC) as of June 30, 2018, the end of the initial account period of the Company, and the related notes. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of August 21, 2018, given their authority as experts in accounting and auditing.

45

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Tokens with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Tokens by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Tokens should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Tokens by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Tokens should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

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Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Tokens or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Tokens will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Tokens will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Tokens. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the securities for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the securities, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the securities. Transferees of securities will be required to meet the above suitability standards.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Security Tokens offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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FINANCIAL STATEMENTS

F-1

Period Ended June 30, 2018

Independent Auditor’s Report

To the Member of

Buying.com LLC (formerly known as Dropshippers.com LLC)

We have audited the accompanying balance sheet of Buying.com LLC (formerly known as Dropshippers.com LLC) (a Wyoming corporation) as of June 30, 2018, the end of the initial account period of the Company, and the related notes.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Buying.com (formerly known as Dropshippers.com LLC) as of June 30, 2018, in accordance with accounting principles generally accepted in the United States.

Wipfli LLP

Buffalo Grove, Illinois

August 21, 2018

F-2

Buying.com (formerly known as Dropshippers.com LLC)

Balance Sheet

As of June 30, 2018
ASSETS
Current assets:
Cash	$956,186
Inventory	1,842
Prepaid expenses	53,535

Total current assets	1,011,563

Website development and license costs	212,944

TOTAL ASSETS	$1,224,507

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities:
Accounts payable	$16,667

Total Current Liabilities	16,667

Notes Payable	1,258,472

Total Liabilities	1,275,139

Member’s deficit	(50,632)

TOTAL LIABILITIES AND MEMBER’S DEFICIT	$1,224,507

See accompanying notes to financial statements.

F-3

Buying.com (formerly known as Dropshippers.com LLC)

Statement of Operations

Period Ending June 30, 2018

Revenues	$0

Expenses:
Start-up expenses	22,132
Advisory fees	28,500

Total expenses	50,632

Net loss	$(50,632)

See accompanying notes to financial statements.

F-4

Buying.com (formerly known as Dropshippers.com LLC)

Statement of Changes in Member’s Equity

Period Ended June 30, 2018
Member’s equity (deficit), beginning of year	$0
Contributions by members	0
Net Loss for the period ending June 30, 2018	(50,632)
Member’s (deficit), end of year	$(50,632)

See accompanying notes to financial statements.

F-5

Buying.com (formerly known as Dropshippers.com LLC)

Statement of Cash Flows

Period Ended June 30, 2018
Increase (decrease) in cash:
Cash flows from operating activities:
Net loss	$(50,632)
Inventory	(1,842)
Prepaid expenses	(53,535)

Net cash provided by operating activities	(106,009)

Cash flows from investing activities:	(196,277)
Website development and license costs

Net cash used in investing activities	(196,277)

Cash flows from financing activities:
Proceeds from notes payable	1,258,472

Net cash provided by financing activities	1,258,472

Net increase in cash	956,186

Cash, beginning of period	0

Cash, end of period	$956,186

Supplemental cash flow information:

$16,667 of the website development and license costs were financed by accounts payable at the end of the period.

See accompanying notes to financial statements.

F-6

Buying.com (formerly known as Dropshippers.com LLC)

Notes to the Financial Statements

Note 1: Summary of Significant Accounting Policies

Principal Business Activity

Buying.com (formerly known as Dropshippers.com LLC) (the "Company") was founded and incorporated under the laws of the State of Wyoming on June 5, 2018 for the purpose of developing shopping websites and platforms utilizing state of the art distributed ledger technology (blockchain) that would allow retailers, e-merchants and individual consumers to combine orders purchasing goods directly from manufacturers in order to improve buying power and provide enhanced delivery services to users.

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates and are subject to change in the near term.

Income Taxes

The Company is not subject to federal income taxes, because its income and losses are includable in the tax returns of its member. The Company may be required to file returns and pay tax in various state and local jurisdictions as a result of its operations or the residency of its members.

The Company assesses the potential outcome of uncertain tax positions. As of June 30, 2018, management believes the Company has no material uncertain tax positions requiring recognition or measurement. The federal and state income tax returns for tax years according to federal and state statutes remain open to examination by taxing authorities through their statutory periods.

Subsequent Events

The Company has evaluated subsequent events through August 21, 2018, which is the date the financial statements were available to be issued.

Note 2: Concentration of Credit Risk

The Company, from time to time, has deposits on hand at a financial institution in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limits. Management believes this financial institution has a strong credit rating, and the credit risk related to these deposits is minimal.

Note 3: Website Development and License Costs

The Company capitalizes website development and license costs when they are incurred. Capitalized amounts will be depreciated over their estimated useful lives once the Company’s website is operational and available for use by customers. The Company purchased the Domain name Buying.com for approximately $120,000 which is included with Website Development and License Costs at June 30, 2018.

The Company executed a license agreement with an advisor (Note 5) to provide non-exclusive use of proprietary software products to be incorporated into the Company’s platform. The agreement becomes effective with the closing of the Initial Coin Offering (“ICO”). In return, the Company agrees to pay a portion of the aggregate proceeds raised from the ICO up to $30,000,000 (Note 6) in addition to potential additional amounts if necessary, for App Development consisting of cash and tokens.

The software consulting company (Note 6) will receive payments totaling $50,000 pursuant to an existing agreement with the Company. The Company has made two payments of $16,666 each and has accounts payable of $16,667 at June 30, 2018. The Company may contract for services with the software consulting company in the future.

F-7

Buying.com (formerly known as Dropshippers.com LLC)

Notes to the Financial Statements

Note 4: Notes Payable – Related Party

The Company entered into two separate notes payable with a company owned by a person that is related to the sole member. Proceeds from the notes will be used to provide working capital for current and future operations. The loans dated June 15, 2018 total $1,258,472. The loans accrue interest at 5% per annum and are due and payable on June 15, 2020. The loans may be repaid, including any accrued and unpaid interest, any time prior to maturity.

Note 5: Advisory Agreement

The Company entered into a 12 month advisory agreement with an individual requiring a payment of $20,000 to provide assistance with the creation of the platform to be used. The agreement was executed in accordance with a license agreement mentioned above (Note 3).

The Company has since executed and anticipates executing additional advisory agreements with other individuals that will be critical in developing the technology, websites and marketing the business services essential for the business operations (Note 6).

Note 6: Subsequent events

The Company purchased certain assets, including the domain name ‘Snapforce.com’ for $750,000 on July 5, 2018.

The Company entered into an advisory agreement with an executive of a software consulting company providing website design and development to serve as CEO of the Company. The advisory agreement, with a 6 to 12 month term, calls for weekly compensation and a portion of the proceeds raised from the ICO up to $300,000.

The Company entered into an advisory agreement with an executive of a software company to provide marketing services. The agreement with the executive has a 6-month term. The advisor will be paid a portion of the proceeds raised from the ICO up to $200,000.

The Company intends on generating future working capital to fund operations and to offer as incentives for employees, advisors and customers through the issuance of tokens (“Buy Tokens”). The Company is attempting to raise in excess of $100,000,000 through the issuance of Buy Tokens (up to 500,000,000 Buy Tokens) to both domestic and foreign qualified investors. Buy Tokens are not shares of stock in the Company, and no shareholder rights of any kind will accrue to those who acquire Buy Tokens.

The Buy Tokens are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Buy Tokens will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Buy Tokens offered are sold; or (ii) unless sooner terminated by the Company. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon each closing under the terms as set out in the Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds to Company” in the Offering Circular.

This Offering will be conducted on a “best-efforts” basis, which means officers will use their commercially reasonable best efforts in an attempt to offer and sell the offered Buy Tokens. The officers will not receive any commission or any other remuneration for these sales. In offering the securities, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

F-8

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Articles of Organization
2.2*	Amendment No. 1 to Articles of Organization
3.1*	Operating Agreement
3.2*	Amendment No. 1 to Operating Agreement
4.1*	Form of Subscription Agreement
6.1*	Promissory Note by and between Buying.com LLC (formerly Dropshippers.com LLC) and Jarr Equities LLC (in connection with a loan amount of $108,471.66)
6.2*	Promissory Note by and between Buying.com LLC (formerly Dropshippers.com LLC) and Jarr Equities LLC (in connection with a loan amount of $1,150,000)
6.3*	Asset Purchase Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and Gabriel Capital Management
6.4*	Advisor Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and Joseph Rivello
6.5*	Advisor Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and Kristopher Jones
6.6*	Advisor Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and KBJ Capital LP
6.7*	License Acquisition Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and ReferLocal LLC
6.8*	ICO Engagement Agreement by and between Buying.com LLC (formerly Dropshippers.com LLC) and Tiber Creek Corporation
11.1*	Consent of Independent Accountant
12.1*	Opinion of Counsel

_______

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newcastle, State of Wyoming, on August 31, 2018.

(Exact name of issuer as specified in its charter):	Buying.com LLC

By (Signature and Title):	/s/ Raghu Bala
Chief Executive Officer (Principal Executive Officer).

(Exact name of issuer as specified in its charter):	Buying.com LLC

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Raghu Bala
(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	August 31, 2018

SIGNATURES OF MANAGERS

MANAGERS:

/s/ Jeanmarie Gabriel	August 31, 2018
Jeanmarie Gabriel	Date

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